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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
MACK-CALI REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MACK-CALI REALTY CORPORATION
343 Thornall Street
Edison, New Jersey 08837-2206

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
May 21, 2008

To Our Stockholders:

        Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Mack-Cali Realty Corporation (the "Company") will be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901 on Wednesday, May 21, 2008 at 2:00 p.m., local time, for the following purposes:

  1.
  To elect four persons to the Board of Directors of the Company, each to serve a three-year term and until their respective successors are elected and qualified.

  2.
  To consider and vote upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP, independent registered public accounting firm, as the Company's independent registered public accountants for the ensuing year.

        The enclosed Proxy Statement includes information relating to these proposals. Additional purposes of the Annual Meeting are to receive reports of officers (without taking action thereon) and to transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        All stockholders of record as of the close of business on April 3, 2008 are entitled to notice of and to vote at the Annual Meeting. At least a majority of the outstanding shares of common stock of the Company present in person or by proxy is required for a quorum. You may vote electronically through the Internet or by telephone. The instructions on your proxy card describe how to use these convenient services. Of course, if you prefer, you can vote by mail by completing your proxy card and returning it in the enclosed postage-paid envelope.

By Order of the Board of Directors,

Roger W. Thomas Secretary

April 18, 2008
Edison, New Jersey

        THE BOARD OF DIRECTORS APPRECIATES AND ENCOURAGES YOUR PARTICIPATION IN THE COMPANY'S ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. ACCORDINGLY, PLEASE AUTHORIZE A PROXY TO VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY WITHDRAW YOUR PROXY, IF YOU WISH, AND VOTE IN PERSON. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THIS PROXY STATEMENT.

MACK-CALI REALTY CORPORATION
343 Thornall Street
Edison, New Jersey 08837-2206

PROXY STATEMENT

General Information

        This Proxy Statement is furnished to stockholders of Mack-Cali Realty Corporation, a Maryland corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company (the "Board of Directors") of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Wednesday, May 21, 2008 at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, local time, at 2:00 p.m., and any adjournment or postponement thereof.

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and the accompanying proxy card are first being mailed to the Company's stockholders on or about April 18, 2008.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008

        This Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

Solicitation and Voting Procedures

        Solicitation.    The solicitation of proxies will be conducted by mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's common stock, par value $.01 per share (the "Common Stock"). The Company intends to use the services of MacKenzie Partners, Inc., 105 Madison Avenue, 14th Floor, New York, New York 10016, in soliciting proxies and, in such event, the Company expects to pay an amount not to exceed $10,000, plus out-of-pocket expenses, for such services. The Company may conduct further solicitation personally, telephonically, electronically or by facsimile through its officers, directors and regular employees, none of whom would receive additional compensation for assisting with the solicitation.

        Householding of Proxy Materials.    In accordance with a notice sent previously to beneficial owners holding shares in street name (for example, through a bank, broker or other holder of record) who share a single address with other similar holders, only one Annual Report and Proxy Statement is being sent to that address unless contrary instructions were received from any stockholder at that address. This practice, known as "householding," is designed to reduce printing and postage costs. Any of such beneficial owners may discontinue householding by writing to the address or calling the telephone number provided for such purpose by their holder of record. Any such stockholder may also request prompt delivery of a copy of the Annual Report or Proxy Statement by contacting the Company at (732) 590-1000 or by writing to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206. Other beneficial owners holding shares in street name may be able to initiate householding if their holder of record has chosen to offer such service, by following the instructions provided by the record holder.

        Voting.    Stockholders of record may authorize the proxies named in the enclosed proxy card to vote their shares of Common Stock in the following manner:

  •
  by mail, by marking the enclosed proxy card, signing and dating it, and returning it in the postage-paid envelope provided;

  •
  by telephone, by dialing the toll-free telephone number 1-800-652-8683, within the United States or Canada, and following the instructions. Stockholders voting by telephone need not return the proxy card; and

  •
  through the Internet, by accessing the World Wide Web site http: www.investorvote.com/cli. Stockholders voting by the Internet need not return the proxy card.

        Revocability of Proxies.    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised in the same manner in which it was given or by delivering to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

        Voting Procedure.    The presence at the Annual Meeting of a majority of the outstanding shares of Common Stock, represented either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The close of business on April 3, 2008 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock outstanding on the Record Date is entitled to one vote on all matters. As of the Record Date, there were 65,682,604 shares of Common Stock outstanding. Under Maryland law, stockholders will not have appraisal or similar rights in connection with any proposal set forth in this Proxy Statement.

        Stockholder votes will be tabulated by the persons appointed by the Board of Directors to act as inspectors of election for the Annual Meeting. The New York Stock Exchange (the "NYSE") permits member organizations to give proxies to vote as to the election of directors and also on matters of the type contained in Proposal No. 2. Shares represented by a properly executed and delivered proxy will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the shares will be voted FOR the election of each of the four nominees for director named below and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the outcome of the election of directors or Proposal No. 2.

VOTING SECURITIES AND PRINCIPAL HOLDERS

        Unless otherwise indicated, the following table sets forth information as of December 31, 2007 with respect to each person or group who is known by the Company, in reliance on Schedules 13D and 13G reporting beneficial ownership and filed with the Securities and Exchange Commission (the "SEC"), to beneficially own more than 5% of the Company's outstanding shares of Common Stock. Except as otherwise noted below, all shares of Common Stock are owned beneficially by the individual or group listed with sole voting and/or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class(%)(1)
Morgan Stanley(2)	9,407,936	14.4%
The Mack Group(3)	8,991,200	12.1%
Cohen & Steers, Inc.(4)	7,684,602	11.7%
Security Capital Research & Management Inc.(5)	6,321,493	9.6%
The Vanguard Group, Inc.(6)	4,438,369	6.8%

(1)
The total number of shares outstanding used in calculating this percentage does not include 14,985,538 shares reserved for issuance upon redemption or conversion of outstanding units of limited partnership interest ("Units") in Mack-Cali Realty, L.P., a Delaware limited partnership (the "Operating Partnership") through which the Company conducts its real estate activities, or 6,558,073 shares reserved for issuance upon the exercise of stock options granted or reserved for possible grant to certain employees and directors of the Company, except in all cases where such Units or stock options are owned by the reporting person or group. This information is as of December 31, 2007.

(2)
Address: 1585 Broadway, New York, NY 10036. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2008 of Morgan Stanley filed with the SEC, which represents holdings as of December 31, 2007. This number represents 9,407,936 shares beneficially owned by Morgan Stanley, including 7,153,131 shares beneficially owned by Morgan Stanley's wholly-owned subsidiary Morgan Stanley Investment Management Inc. ("MSIM"). The 9,407,936 shares owned by Morgan Stanley includes (i) 6,173,675 shares for which Morgan Stanley has sole voting power, 341 shares for which Morgan Stanley has shared voting power and 9,407,936 shares for which Morgan Stanley has sole dispositive power, and (ii) 4,577,226 shares for which MSIM has sole voting power, 341 shares for which MSIM has shared voting power, and 7,153,131 shares for which MSIM has sole dispositive power.

(3)
Address: 343 Thornall Street, Edison, NJ 08837-2206. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the Chairman of the Board of Directors, David S. Mack, a director of the Company, Fredric Mack, a member of the Company's Advisory Board, Earle I. Mack, a former director of the Company, their immediate family members and related trusts, and Mitchell E. Hersh, the President and Chief Executive Officer and a director of the Company. Share information is furnished in reliance on the Schedule 13G/A dated February 14, 2008 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2007. This number represents shares for which the Mack Group has shared dispositive and voting power, and includes 8,640,525 common Units, redeemable for shares of Common Stock on a one-for-one basis, and 23,000 vested stock options to purchase shares of Common Stock. Furthermore, William L. Mack, a member of The Mack Group, is a trustee of the William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 reported shares. David S. Mack is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 175,000 reported shares. In addition, Stephen Mack is a trustee of the Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 reported shares. William L. Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), each have specifically disclaimed beneficial ownership of any shares owned by such foundations.

(4)
Address: 280 Park Avenue, 10th Floor, New York, NY 10017. Based upon information provided to the Company by Cohen & Steers, Inc. ("Cohen & Steers"), the Company believes that such shares are held for investment advisory clients and that Cohen & Steers disclaims beneficial ownership of those shares. Share information is furnished in reliance on the Schedule 13G/A dated February 13, 2008 of Cohen & Steers filed with the SEC, which represents holdings as of December 31, 2007. This number represents shares beneficially owned by Cohen & Steers Capital Management, Inc. ("CSCM"), a wholly owned subsidiary of Cohen and Steers, and Cohen & Steers Europe S.A. ("CSE"), in which Cohen & Steers and CSCM together hold a 100% interest. The 7,684,602 shares owned by Cohen & Steers includes (i) 7,340,874 shares for which Cohen & Steers has sole voting power, (ii) 7,684,602 shares for which Cohen & Steers has sole dispositive power, (iii) 7,333,513 shares for which CSCM has sole voting power, (iv) 7,670,611 shares for which CSCM has sole dispositive power, (v) 7,361 shares for which CSE has sole voting power, and (vi) 13,991 shares for which CSE has sole dispositive power.

(5)
Address: 10 South Dearborn Street, Suite 1400, Chicago, IL 60603. Share information is furnished in reliance on the Schedule 13G dated February 15, 2008 of Security Capital Research &

  Management Inc. ("SCRM") filed with the SEC, which represents holdings as of December 31, 2007. This number represents 6,321,493 shares beneficially owned by SCRM, including (i) 4,745,463 shares for which SCRM has sole voting power and (ii) 6,321,493 shares for which SCRM has sole dispositive power.

(6)
Address: 100 Vanguard Blvd., Malvern, PA, 19355. Share information is furnished in reliance on the Schedule 13G dated February 27, 2008 of The Vanguard Group, Inc. ("Vanguard") filed with the SEC, which represents holdings as of December 31, 2007. This number represents 4,438,369 shares beneficially owned by Vanguard, including 36,660 shares beneficially owned by Vanguard's wholly-owned subsidiary Vanguard Fiduciary Trust Company ("VFTC"). The 4,438,369 shares owned by Vanguard includes (i) 27,522 shares for which Vanguard has sole voting power, and 4,438,369 shares for which Vanguard has sole dispositive power, and (ii) 36,660 shares for which VFTC has sole voting power.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's charter divides the Company's Board of Directors into three classes, with the members of each such class serving staggered three-year terms. The Board of Directors presently consists of twelve members as follows: Class I directors, Alan S. Bernikow, Kenneth M. Duberstein, Vincent Tese and Roy J. Zuckerberg, whose terms expire in 2010; Class II directors, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian, whose terms expire in 2008; and Class III directors, John R. Cali, Mitchell E. Hersh, Irvin D. Reid and Robert F. Weinberg whose terms expire in 2009.

        At the Annual Meeting, the stockholders will elect four directors to serve as Class II directors. The Class II directors who are elected at the Annual Meeting will serve until the Annual Meeting of Stockholders to be held in 2011 and until such directors' respective successors are elected or appointed and qualify or until any such director's earlier resignation or removal. The Board of Directors, acting upon the unanimous recommendation of its Nominating and Corporate Governance Committee, has nominated, Nathan Gantcher, David S. Mack, William L. Mack and Alan G. Philibosian for election as Class II directors at the Annual Meeting. In the event any nominee is unable or unwilling to serve as a Class II director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board of Directors or the proxy holders to fill such vacancy or for the balance of those nominees named without nomination of a substitute, or the size of the Board of Directors may be reduced in accordance with the bylaws of the Company. At the conclusion of the Annual Meeting, the Board of Directors will consist of twelve members with each Class having four directors.

        Nathan Gantcher, director nominee, has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of each of the Nominating and Corporate Governance Committee of the Board of Directors and the Executive Committee of the Board of Directors since 2000. Mr. Gantcher also currently serves as a member of the board of directors of Centerline Holding Company, and is also a member of the nominating and governance, compensation and capital markets committees of the board of directors of Centerline Holding Company. Mr. Gantcher also currently serves as a member of the board of directors of NDS Group PLC, and is a member of the compensation committee and the audit committee of the board of directors of NDS Group PLC. Mr. Gantcher also currently serves as a member of the board of directors of Liberty Acquisition Holdings Corp. and is a member of the audit, compensation and governance and nominating committees of the board of directors of Liberty Acquisition Holdings Corp. These companies are the only public companies that Mr. Gantcher currently serves on the board of directors or any committee of the board of directors. Mr. Gantcher currently serves as managing member of EXOP Capital LLC. Mr. Gantcher previously served as a member of the board of directors of Refco, Inc. from 2004 until 2006 and a member of the board of directors of Neuberger Berman, a NYSE listed company, and served as a member of its audit and compensation committees, from 2001 until 2003. Mr. Gantcher also served as the co-chairman, president and chief executive officer of Alpha Investment Management L.L.C. from 2001 until July 2004. Prior to joining Alpha Investment Management L.L.C., Mr. Gantcher was a private investor from 1999 to 2001. Mr. Gantcher served as vice chairman of CIBC Oppenheimer Corp. from 1997 to 1999. Prior to becoming vice chairman of CIBC Oppenheimer Corp., Mr. Gantcher served as co-chief executive officer and chief operating officer of Oppenheimer & Co., Inc. Mr. Gantcher previously served as chairman of the board of trustees of Tufts University and as a member of each of the Council of Foreign Relations and the Overseers Committee of the Columbia University Graduate School of Business. Mr. Gantcher received his A.B. in economics and biology from Tufts University and his M.B.A. from the Columbia University Graduate School of Business.

        David S. Mack, director nominee, has served as a member of the Board of Directors since 2004. Mr. Mack served as a member of the Company's Advisory Board from 1997 to 2004. Mr. Mack is a vice president and senior partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. Mr. Mack currently serves as a member of the board of directors and Vice Chairman of the New York Metropolitan Transportation Authority, and serves as a Commissioner of the Port Authority of New York and New Jersey. Mr. Mack also serves as an assistant commissioner with the Nassau County Police Department, is currently a member of the board of trustees of Hofstra University and is a member of the board of trustees at North Shore—Long Island Jewish Health System. Mr. Mack received his B.A. degree in Business Administration from Hofstra University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of William L. Mack.

        William L. Mack, director nominee, has served as a member of the Board of Directors since 1997 and as its Chairman since 2000. Mr. Mack also has served as Chairman of the Company's Executive Committee of the Board of Directors since 1997. Prior to December 1997, Mr. Mack served as President and Senior Managing Partner of The Mack Company, where he pioneered the development of large, Class A office properties and helped to increase The Mack Company's portfolio to approximately 20 million square feet. In addition, Mr. Mack is a founder and managing partner of Apollo Real Estate Advisors, L.P., he currently serves as a board member of the Regional Advisory Board of JP Morgan Chase. Mr. Mack previously served as a member of the boards of directors of City and Suburban Financial Corporation from 1988 to 2007, The Bear Stearns Companies Inc. from 1997 to 2004, Vail Resorts, Inc. from 1993 to 2004 and Wyndham International, Inc. from 1999 to 2005. Mr. Mack is a Vice Chairman of the North Shore—Long Island Jewish Health System and Chairman of the Board for the Solomon R. Guggenheim Foundation. He also is Vice Chair of the Board of Trustees of the University of Pennsylvania and serves on the board of overseers of The Wharton School of Business and Finance at the University of Pennsylvania. Mr. Mack attended The Wharton School and has a B.S. degree in business administration, finance and real estate from New York University. Mr. Mack serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement." Mr. Mack is the brother of David S. Mack.

        Alan G. Philibosian, director nominee, has served as a member of the Board of Directors since 1997 and as a member of the Nominating and Corporate Governance Committee of the Board of Directors since 2000. In addition, Mr. Philibosian has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1997, and has served as the chairman of said committee since 2004. Mr. Philibosian is an attorney practicing in Englewood, New Jersey, and since 1997 has had his own practice. Mr. Philibosian served as a commissioner of The Port Authority of New York and New Jersey from January 1995 through January 2003. While Commissioner, he served as chairman of the audit and construction committees and vice-chairman of the finance committee. Mr. Philibosian previously served on the board of directors of NorCrown Bank, Livingston, New Jersey, prior to its acquisition by Valley National Bancorp of New Jersey in 2005, and is a member of and serves on the board of directors of the Armenian Missionary Association of America, Paramus, New Jersey. Mr. Philibosian graduated from Rutgers College, and received his J.D. degree from Boston College Law School and his LL.M. degree in taxation from New York University.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a plurality of the votes cast at the Annual Meeting, either in person or by proxy, is required for the election of a director. For purposes of the election of directors, abstentions and broker non-votes will have no effect on the result of the vote. Under the Company's By-laws and Corporate Governance Principles, if, in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. See "Policies Relating to the Election of Directors."

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

        Set forth below is certain information as of March 15, 2008 for (i) the members of the Board of Directors, (ii) the executive officers of the Company and (iii) the directors and executive officers of the Company as a group:

Name and Position	Age	First Elected	Term Expires	Number of Shares(1)(2)		Percent of Shares Outstanding (%)(3)	Percent of Shares Outstanding calculated on a full-diluted basis)(%)(4)
William L. Mack, Chairman of the Board(5)(6)	68	1997	2008	3,305,384	(12)	4.79%	4.07%
Mitchell E. Hersh, President, Chief Executive Officer and Director(5)(6)	57	1997	2009	439,798	(13)	*	*
Barry Lefkowitz, Executive Vice President and Chief Financial Officer	45	—	—	169,153		*	*
Roger W. Thomas, Executive Vice President, General Counsel and Secretary	50	—	—	130,333		*	*
Michael A. Grossman, Executive Vice President	46	—	—	129,387		*	*
Mark Yeager, Executive Vice President	48	—	—	63,528		*	*
Martin S. Berger, Director(8)	77	1998	2009	561,832	(14)	*	*
Alan S. Bernikow, Director(7)	67	2004	2010	11,000	(15)	*	*
John R. Cali, Director(5)(9)	60	2000	2009	297,036	(16)	*	*
Kenneth M. Duberstein, Director(10)	63	2005	2010	10,000	(17)	*	*
Nathan Gantcher, Director(5)(7)(11)	67	1999	2008	45,500	(18)	*	*
David S. Mack, Director(6)	66	2004	2008	2,114,747	(19)	3.12%	2.61%
Alan G. Philibosian, Director(10)(11)	54	1997	2008	25,000	(20)	*	*
Irvin D. Reid, Director(7)	67	1994	2009	6,500		*	*
Vincent Tese, Director(10)(11)	65	1997	2010	8,700		*	*
Roy J. Zuckerberg, Director(5)(7)	71	1999	2010	53,500	(21)	*	*
All directors and executive officers as a group (16 individuals)				7,371,398	(22)	10.24%	9.08%

*
Beneficial Ownership of less than 1.0% is omitted.

(1)
The limited partners of the Operating Partnership share with the Company, as general partner, in the net income or loss and any distributions of the Operating Partnership. Pursuant to the partnership agreement of the Operating Partnership, common Units are redeemable into shares of Common Stock on a one-for-one basis.

(2)
Except as otherwise noted below, all shares of Common Stock, common Units, preferred Units (as converted into common Units), vested options and all restricted Common Stock are owned beneficially by the individual listed with sole voting and/or investment power.

(3)
Assumes redemption or conversion of only the Units in the Operating Partnership beneficially owned by such owner into shares of Common Stock and the exercise of vested options and all restricted Common Stock held only by such owner.

(4)
Assumes redemption or conversion of all outstanding Units in the Operating Partnership into shares of Common Stock and the exercise of all vested options and all restricted Common Stock.

(5)
Member of the Executive Committee of the Board of Directors.

(6)
In connection with the Company's combination with The Mack Company in December 1997, as more fully described under "Certain Relationships and Related Transactions—Mack Agreement," William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Board of Directors. Pursuant to the Mack

  Agreement, the Company has agreed, for as long as members of the Mack Group maintain at least the "Mack Significant Interest," to nominate Messrs. Mack, Mack and Hersh (or their successors) for successive three-year terms upon the expiration of each three year term. As of January 15, 2004, Earle I. Mack resigned from the Board of Directors and pursuant to the terms of the Mack Agreement, David S. Mack was designated as Earle I. Mack's successor and appointed to the Board of Directors. The Company elected to nominate William L. Mack and David S. Mack, designees of the Mack Group, for election at the annual meeting of stockholders held on June 23, 2005 (the "2005 Annual Meeting"), and Messrs. Mack and Mack were so elected at the 2005 Annual Meeting. For the definition of "Mack Significant Interest," see "Certain Relationships and Related Transactions—Mack Agreement."

(7)
Member of the Audit Committee of the Board of Directors.

(8)
In connection with the Company's acquisition of 65 Class A properties from The Robert Martin Company ("Robert Martin") on January 31, 1997, as subsequently modified, the Company granted Robert Martin the right to designate one seat on the Company's Board of Directors ("RM Board Seat"), which right has since expired. The RM Board Seat had historically been shared between Robert F. Weinberg and Martin S. Berger, each of whom had agreed that, for so long as either of them serves on the Board of Directors, that such board seat would be rotated among Mr. Berger and Mr. Weinberg annually at the time of each annual meeting of stockholders. At the Company's 2003 Annual Meeting, Mr. Berger was elected to the Board of Directors and he continued to share his board seat with Mr. Weinberg. At the Company's 2006 Annual Meeting, Mr. Weinberg was elected to the Board of Directors. At the Company's annual meeting of stockholders on May 23, 2007 (the "2007 Annual Meeting"), Mr. Weinberg resigned from the Board of Directors and Mr. Berger was appointed to fill his seat. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. See "Certain Relationships and Related Transactions—Robert Martin Agreement." As of March 15, 2008, Mr. Weinberg owned 534,732 shares of Common Stock, including 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Weinberg's limited partnership interests in the Operating Partnership, vested options to purchase 10,000 shares of Common Stock, and 1,000 shares of Common Stock owned by Mr. Weinberg's spouse.

(9)
Pursuant to the Cali Agreement, as more fully described under "Certain Relationships and Related Transactions—Cali Agreement," the Company agreed, under certain conditions, to nominate one designee of the Cali family for election to the Board of Directors at each of the annual meeting of stockholders held on September 11, 2000 (the "2000 Annual Meeting"), the annual meeting of stockholders held on May 13, 2003 (the "2003 Annual Meeting") and the annual meeting of stockholders held on May 24, 2006 (the "2006 Annual Meeting"). At the 2006 Annual Meeting, John R. Cali was nominated by the Company and elected to the Board of Directors.

(10)
Member of the Executive Compensation and Option Committee of the Board of Directors.

(11)
Member of the Nominating and Corporate Governance Committee of the Board of Directors.

(12)
Includes 414,431 shares of Common Stock that may be issued upon the redemption of all of William L. Mack's limited partnership interests in the Operating Partnership and vested options to purchase 18,000 shares of Common Stock. Also includes 1,932,683 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by a Grantor Retained Annuity Trust (a "GRAT") which provides for annuity payments to Mr. Mack, 100,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by the William & Phyllis Mack Foundation, Inc., a charitable foundation of which Mr. Mack is a trustee, and 833,770 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by trusts of which Mr. Mack's wife is a trustee. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the shares held by such foundation and trusts.

(13)
Includes 121,424 shares of Common Stock that may be issued upon the redemption of all of Mitchell E. Hersh's limited partnership interests in the Operating Partnership.

(14)
Includes 521,532 shares of Common Stock that may be issued upon the redemption of all of Mr. Berger's limited partnership interests in the Operating Partnership, vested options to purchase 8,000 shares of Common Stock, and 15,000 shares of Common Stock owned by the Martin S. Berger Family Foundation U/A/D 12/10/07 of which Mr. Berger is a trustee. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Berger has specifically disclaimed beneficial ownership of the shares held by such foundation.

(15)
Includes vested options to purchase 5,000 shares of Common Stock.

(16)
Includes 164,225 shares of Common Stock that may be issued upon the redemption of all of John R. Cali's limited partnership interests in the Operating Partnership.

(17)
Includes vested options to purchase 5,000 shares of Common Stock.

(18)
Includes vested options to purchase 20,000 shares of Common Stock. Also includes 2,500 shares of Common Stock held by a partnership, 4,500 shares of Common Stock held by trusts of which Mr. Gantcher is a trustee, and 2,500 shares of Common Stock held by a charitable foundation over which Mr. Gantcher possesses sole or shared dispositive or voting power. Mr. Gantcher disclaims beneficial ownership of the shares owned by each of such partnership, trusts, and foundation, respectively.

(19)
Includes 1,931,947 shares of Common Stock that may be issued upon the redemption of all of David S. Mack's limited partnership interests in the Operating Partnership, vested options to purchase 5,000 shares of Common Stock, and 175,000 shares of Common Stock that may be issued upon the redemption of all of the limited partnership interests in the Operating Partnership held by The David and Sondra Mack Foundation, of which Mr. Mack is a trustee. Pursuant to Rule 13d-4 under the Exchange Act, Mr. Mack has specifically disclaimed beneficial ownership of the limited partnership interests owned by such foundation.

(20)
Includes 250 shares of Common Stock owned by Mr. Philibosian's family of which Mr. Philibosian disclaims beneficial ownership. Also includes vested options to purchase 18,000 shares of Common Stock.

(21)
Includes vested options to purchase 20,000 shares of Common Stock.

(22)
Includes all restricted Common Stock held by all sixteen executive officers and directors, together with 3,152,995 shares of Common Stock that may be issued upon the redemption of all of the executive officers' and directors' limited partnership interests in the Operating Partnership. Also includes 3,048,517 shares of Common Stock that may be issued upon the conversion and/or redemption of all of the limited partnership interests in the Operating Partnership held by members of the directors' and executive officers' immediate families, GRATs and other trusts or charitable foundations of which they or their wives are trustees or entities over which they possess sole or shared dispositive or voting power. Also includes vested options to purchase 101,000 shares of Common Stock held by directors and executive officers.

        Biographical information concerning the director nominees is set forth above under the caption "Proposal No. 1—Election of Directors." Biographical information concerning the remaining directors and executive officers is set forth below.

        Mitchell E. Hersh has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors in 1997. Mr. Hersh also has served as Chief Executive Officer of the Company since 1999 and as President of the Company since May 2004. Mr. Hersh is responsible for the strategic direction and long-term planning for the Company. He is also responsible for creating and implementing the Company's capital markets strategy and overall investment strategy. Previously, Mr. Hersh held the position of President and Chief Operating Officer of the Company from 1997 to 1999. Prior to joining the Company, Mr. Hersh served as a partner of The Mack Company since 1982 and as chief operating officer of The Mack Company since 1990, where he was responsible for overseeing the development, operations, leasing and acquisitions of The Mack Company's office and industrial portfolio. Mr. Hersh serves on the board of governors of the National Association of Real Estate Investment Trusts (NAREIT) and has served on the board of directors of the New Jersey Chapter of the National Association of Industrial and Office Properties (NAIOP). Mr. Hersh also serves on the Board of Trustees of Montclair State University. Mr. Hersh has a B.A. degree in architecture from Ohio University. Mr. Hersh serves as a member of the Board of Directors pursuant to an agreement with the Company entered into at the time of the Company's combination with The

Mack Company in December 1997. See "Certain Relationships and Related Transactions—Mack Agreement."

        Barry Lefkowitz has served as Chief Financial Officer of the Company since 1996, and as Executive Vice President of the Company since 1997. Mr. Lefkowitz oversees the firm's strategic financial planning and forecasting, financial accounting and reporting, capital markets activities, investor relations and information technology systems. In addition, since 2004, Mr. Lefkowitz has been responsible for oversight of the Company's property management and asset management operations. Mr. Lefkowitz served as a Vice President of the Company from 1994 to 1997. Prior to joining the Company, Mr. Lefkowitz served as a senior manager with the international accounting firm of Deloitte & Touche LLP, specializing in real estate, with emphasis on mergers and acquisitions. In addition to having served as co-chairman of the National Association of Real Estate Investment Trusts (NAREIT) Accounting Committee, he is a member of the American Institute of Certified Public Accountants (AICPA), the New Jersey Society of Certified Public Accountants (NJSCPA), the New York State Society of Certified Public Accountants (NYSSCPA) and the National Association of Industrial and Office Properties (NAIOP). Mr. Lefkowitz holds a B.S. degree in accounting from Brooklyn College.

        Roger W. Thomas has served as General Counsel of the Company since 1994, and as Executive Vice President and Secretary of the Company since 1997. Mr. Thomas' responsibilities include structuring and implementing the Company's acquisitions and mergers, corporate governance, supervising outside legal counsel, overseeing risk management, ensuring environmental and legal compliance and the preparation of required disclosure documents. Mr. Thomas also assists the Company in investment strategies, financial activities, acquisitions and dispositions. Mr. Thomas served as a Vice President and Assistant Secretary of the Company from 1994 to 1997. Prior to joining the Company, Mr. Thomas was a partner at the law firm of Dreyer & Traub in New York, specializing in real estate and commercial transactions. Mr. Thomas holds a B.S.B.A. in finance and a J.D. degree (with honors) from the University of Denver.

        Michael A. Grossman has served as Executive Vice President of the Company since 2000. Since 2004, Mr. Grossman has been responsible for overseeing the Company's leasing and investment activities. Prior to 2004, Mr. Grossman was responsible for overseeing the Company's New York, Connecticut and Northern New Jersey (Bergen and Passaic counties) regions. Previously, Mr. Grossman served as Senior Vice President of the Company in 2000, and as Vice President of the Company from 1997 to January 2000. Prior to joining the Company, Mr. Grossman served as vice president of leasing for The Robert Martin Company since 1991, where he was responsible for leasing throughout Westchester and Fairfield counties. Mr. Grossman is a member of the board of directors of the Westchester County Association, Inc. Mr. Grossman previously served as treasurer of the National Association of Industrial and Office Parks from 1997 to 1998. Mr. Grossman attended the University of South Florida and is a graduate of New York City Technical College.

        Mark Yeager has served as Executive Vice President of the Company since May 2006 and is responsible for overseeing the day to day operations of The Gale Company since its acquisition by the Company in May 2006, including investment, development, third party property management, construction, leasing and corporate advisory services. Prior to joining the Company, Mr. Yeager was an employee of The Gale Company from 1990 to 2006 and served as President and Chief Investment Officer of The Gale Company from 1993 to 2006 and oversaw The Gale Company's investment and development activities, implemented strategic initiatives designed to facilitate its growth and expansion and pursued third party corporate advisory, property management and construction management relationships. Prior to joining The Gale Company, Mr. Yeager was a commercial real estate investment broker for CB Commercial where he handled the sales and leasing of income-producing office, industrial and retail properties in the New Jersey market. Prior to entering the real estate field, Mr. Yeager worked in corporate finance for Nabisco Brands. Mr. Yeager also is on the Board of

Directors of the National Association of Industrial and Office Properties (NAIOP) and the Regional Business Partnership and the Executive Committee for the Tri-County Scholarship Fund. Mr. Yeager is a graduate of Lehigh University in Bethlehem, Pennsylvania, and he earned his Masters Degree in Business Administration from Fairleigh Dickinson University in Madison, New Jersey where he majored in marketing.

        Martin S. Berger has served as a member of the Board of Directors since 2007, having been appointed by the Board of Directors to fill the seat vacated by Robert F. Weinberg immediately following the 2007 Annual Meeting. Mr. Berger and Mr. Weinberg have agreed that the board seat will be rotated between Mr. Berger and Mr. Weinberg annually. See "Certain Relationships and Related Transactions—Robert Martin Agreement." Mr. Berger previously served on the Board of Directors from 1998 until 2000 and from 2003 to 2004 and 2005 to 2006, and served as Chairman of the Strategic Planning Committee of the Board of Directors of the Company from 2000 until 2001. Pursuant to his agreement with Mr. Weinberg to share this board seat, it is expected that Mr. Berger will resign immediately following the Annual Meeting and that Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement." Prior to joining the Company, Mr. Berger served as co-chairman and general partner of The Robert Martin Company since its founding in 1957. Mr. Berger is president of the Construction Industry Foundation and a board member of The White Plains Hospital Medical Center. Previously, Mr. Berger had served as a member of the board of directors of City & Suburban Federal Savings Bank from 1963 to 2007 and was its chairman of the board and chief executive officer from 1992 to 2007. Mr. Berger holds a B.S. degree in finance from New York University.

        Alan S. Bernikow has served as a member of the Board of Directors and as chairman of the Audit Committee of the Board of Directors since 2004. Mr. Bernikow was the Deputy Chief Executive Officer at Deloitte & Touche LLP from 1998 to 2003, where he was responsible for assisting the firm on special projects such as firm mergers and acquisitions, partner affairs and litigation matters. Mr. Bernikow joined Touche Ross, the predecessor firm of Deloitte & Touche LLP, in 1977, prior to which Mr. Bernikow was the National Administrative Partner in Charge for the accounting firm of J.K. Lasser & Company. Mr. Bernikow is currently a member of the board of directors of Revlon, Inc. and Revlon Consumer Products Corporation and is chairman of the audit committee and a member of the nominating and corporate governance committee of Revlon, Inc. Mr. Bernikow also currently serves as a member of the board of directors and the audit and nominating and corporate governance committees of the Casual Male Retail Group Inc. Mr. Bernikow is also a member of the board of directors of UBS Global Asset Management (US) Inc. ("UBS") and currently serves as chairman of its audit committee, and has also served as a member of the boards of directors of investment funds managed by UBS, including Global High Income Dollar Fund Inc., Insured Municipal Income Fund Inc., Investment Grade Municipal Income Fund Inc., Managed High Yield Plus Fund Inc., and Strategic Global Income Fund, Inc. These companies are the only public companies that Mr. Bernikow serves on the board of directors or any committee of the board of directors. Mr. Bernikow is also a member of the board of directors and chairman of the audit committee of the FOJP Service Corporation; a member of the board of directors of the United Jewish Appeal—Federation of Jewish Philanthropies of New York, Inc.; the former treasurer, a past member of the board of directors and former chairman of the audit committee of the Jewish Communal Fund; a member of the board of directors of Saint Vincent Catholic Medical Centers, where he also serves as a member of the governance and executive committees and as chairman of the audit committee; past chairman and current member of the board of directors of The Heart Institute of Staten Island. Mr. Bernikow is also a past President of the Richmond County Country Club. Mr. Bernikow has a B.B.A. degree from Baruch College and is a member of the American Institute of Certified Public Accountants (AICPA) and the New York State Society of Certified Public Accountants (NYSSCPA).

        John R. Cali has served as a member of the Board of Directors and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Cali served as Executive Vice President—Development of the Company until June 2000, and as Chief Administrative Officer of the Company until December 1997. In addition, Mr. Cali was a principal of Cali Associates and served as a member of its Long Range Planning Committee from 1981 to 1994 and its Executive Committee from 1987 to 1994 and was responsible for the development of Cali Associates' office system and the management of its office personnel. Mr. Cali also developed and organized the leasing and property management departments of Cali Associates and he was responsible for directing the development functions of the Company. Mr. Cali is currently a member of Cali Futures, L.L.C., a private real estate development company, and is also currently a member of the Investment Advisory Board of Juniper Communities and a member of the Board of Directors of Wharfside Village Limited Partnership. Mr. Cali is a member of the University of Pennsylvania Board of Penn Medicine and serves as a member of its Research, Education, and Patient Care Committee. Mr. Cali has a M.Ed. degree in counseling, organizational development and personnel from the University of Missouri. Mr. Cali serves as a member of the Board of Directors pursuant to an agreement dated as of June 27, 2000, among the Company and members of the Cali family. See "Certain Relationships and Related Transactions—Cali Agreement." Mr. Cali is the nephew of John J. Cali, a current member of the Company's Advisory Board who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors from 1994 until the 2003 Annual Meeting.

        Kenneth M. Duberstein has served as a member of the Board of Directors since 2005, when he was appointed to fill the seat vacated by Martin Gruss. In addition, Mr. Duberstein has served as a member of the Executive Compensation and Option Committee of the Board of Directors since March 2006. Mr. Duberstein has served as Chairman and Chief Executive Officer of The Duberstein Group, an independent strategic planning and consulting company, since 1989. In addition, Mr. Duberstein has served as a member of the board of directors of The Boeing Company since 1997, and is also the chairman of its compensation committee and a member of its governance, organization and nominating committee. Mr. Duberstein has also served as a member of the board of directors of the Travelers Companies, Inc. since 1998, and is also a member of its compensation, governance and investment and capital markets committees. Mr. Duberstein has also been a director of ConocoPhillips since 2002 and is the chairman of its governance committee. Mr. Duberstein previously served as a director of Federal National Mortgage Association (Fannie Mae) from 1998 to February 2007, and is a former member of the Board of Governors of the NASD. Mr. Duberstein also previously served as Chief of Staff to President Ronald Reagan from 1988 to 1989. He also served in the White House as Deputy Chief of Staff in 1987, as well as both the Assistant and the Deputy Assistant to the President for Legislative Affairs from 1981 to 1983. Mr. Duberstein previously served as a member of the board of directors of Collegiate Funding Services, Inc. from 2004 to 2006, and was chairman of its audit committee and a member of its compensation and nominating and governance committees. Mr. Duberstein earned an A.B. degree from Franklin and Marshall College and an M.A. degree from American University.

        Irvin D. Reid has served as a member of the Board of Directors since 1994. Dr. Reid served as chairman of the Audit Committee of the Board of Directors from 1998 through 2002, and he currently serves as a member of the Company's Audit Committee. Dr Reid also serves a member of the board of directors of the Handleman Company, and is also a member of the audit committee and the nominating and corporate governance committee of the Handleman Company. Dr. Reid has served as a member of the board of directors and audit committee of The Pep Boys—Manny, Moe & Jack since 2007. Previously, Dr. Reid served as a member of the Federal Reserve Board of Chicago-Detroit Branch, from 2003 to 2004 and from 2005 to January 2008. Dr. Reid also serves as president of Wayne State University in Michigan. Prior to becoming the president of Wayne State University, Dr. Reid served as president of Montclair State University (formerly Montclair State College) in New Jersey from 1989 to 1997, and held positions of dean, School of Business Administration, and John Stagmaier Professor of Economics and Business Administration at the University of Tennessee at Chattanooga.

Dr. Reid received his B.S. degree and M.S. degree in general and experimental psychology from Howard University. He earned his M.A. and Ph.D. degrees in business and applied economics from The Wharton School of Business and Finance at the University of Pennsylvania.

        Vincent Tese has served as a member of the Board of Directors since 1997, has served as chairman of the Nominating and Corporate Governance Committee of the Board of Directors since 2000, and has served as a member of the Executive Compensation and Option Committee of the Board of Directors since 1998, and served as chairman of said committee from 1998 until 2004. Mr. Tese served as New York State Superintendent of Banks from 1983 to 1985, chairman and chief executive officer of the Urban Development Corporation from 1985 to 1994, director of economic development for New York State from 1987 to 1994 and commissioner and vice chairman of the Port Authority of New York and New Jersey from 1991 to 1995. Mr. Tese also served as a partner in the law firm of Tese & Tese, a partner in the Sinclair Group, a commodities trading and investment management company, and a co-founder of Cross Country Cable TV. Mr. Tese is the former chairman of Cross Country Wireless; he is currently a member of the boards of directors of The Bear Stearns Companies Inc., Bowne & Company, Inc., Cablevision Systems Corporation and Intercontinentalexchange, Inc. These companies are the only public companies that Mr. Tese serves on the board of directors or any committee of the board of directors. Mr. Tese is also a member of the boards of directors of Magfusion, Inc., Wireless Cable International, Inc., Custodial Trust Company, and Xanboo, Inc., and is a trustee of New York University School of Law and New York Presbyterian Hospital. Mr. Tese previously served as a member of the board of directors of Gamco Investors Inc. Et Al. from 2003 to 2007. Mr. Tese has a B.A. degree in accounting from Pace University, a J.D. degree from Brooklyn Law School and a L.L.M. degree in taxation from New York University School of Law.

        Roy J. Zuckerberg has served as a member of the Board of Directors since 1999, as a member of the Audit Committee of the Board of Directors since 1999, and as a member of the Executive Committee of the Board of Directors since 2000. Mr. Zuckerberg has been a senior director of the Goldman Sachs Group, Inc. since 1999 and was the founder and currently serves as chairman of Samson Capital Advisors. From 1997 to 1998, Mr. Zuckerberg served as vice chairman of Goldman, Sachs & Co., a member of its executive committee and head of its Equities Division. Mr. Zuckerberg served as chairman of the Securities Industry Association in 1999. Mr. Zuckerberg is a former chairman and current member of the board of trustees and a member of the executive committee of North Shore—Long Island Jewish Health System, Inc., and a trustee of the American Red Cross in Greater New York and Cold Spring Harbor Laboratory. He is also a director of the Joseph P. Kennedy Enterprises, Inc. and is chairman of the board of governors of Ben-Gurion University of the Negev. Mr. Zuckerberg is also on the Board of Governors of the Weitzman Institute of Science and he serves as chair of the investment committee of the University of Massachusetts Foundation. Mr. Zuckerberg received a B.S. from Lowell Technological Institute in 1958 and served in the United States Army. In June, 1994, he received The Distinguished Alumni Award; in 1999, he received a Doctor of Humane Letters; and in 2002, he received the President's Medal from the University of Massachusetts.

Certain Relationships and Related Transactions

        Cali Agreement.    On June 27, 2000, both Brant Cali and John R. Cali resigned their positions as officers of the Company, Brant Cali resigned as a director of the Company and John R. Cali was appointed to the Board of Directors to take the seat previously held by Brant Cali. As required by Brant Cali and John R. Cali's former employment agreements with the Company, among other things, the Company permitted Brant Cali and John R. Cali (and their dependents) to participate in the health and disability insurance programs of the Company until June 27, 2004. From June 27, 2004 through June 26, 2005, the Company agreed to provide John J. Cali and Ed Leshowitz, the former chairman and a former director of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali and Leshowitz was approximately $24,000 for the period January 1, 2005 through June 26, 2005. On June 27, 2005, an affiliate of the Cali Group (as defined below) entered into a three-year lease for 1,825 square feet of space at one of the Company's office properties, which is scheduled to expire in June 2008. On September 18, 2006, an affiliate of the Cali Group entered into another lease agreement for 806 additional square feet, in the same building, commencing on December 29, 2006, which is scheduled to expire at the end of 2011. Furthermore, it extended the term of its current lease to expire on that date as well. The Company recognized $68,000 in total revenue under these leases for the year ended December 31, 2007. In addition, the Company provided administrative support to Messrs. Cali and Leshowitz for which the Company was reimbursed $192,000 from the Cali Group for the year ended December 31, 2007.

        For as long as members of the Cali Group (as defined below) (or entities wholly owned by the Cali family, Cali family trusts or the heirs of any member of the Cali Group) maintain at least the "Minimum Percentage" (as defined below) (which currently is the case) of the Cali family's aggregate equity position in the Units in the Operating Partnership (measured exactly as it existed on June 27, 2000, which was 1,698,755), the Company has agreed to nominate one designee of the Cali family for election to the Board of Directors at the 2000 Annual Meeting, the 2003 Annual Meeting and at the 2006 Annual Meeting, provided that such person would be subject to the prior approval of the Board of Directors, which approval would not be unreasonably withheld. At the 2006 Annual Meeting, the Company nominated John R. Cali and the stockholders so elected him to the Board of Directors. The "Cali Group" consists of John R. Cali, director, Brant Cali, a former director, and John J. Cali and Ed Leshowitz, each a former director and a member of the Company's Advisory Board. "Minimum Percentage" shall mean (i) 90% or (ii) 87.5%, if the Cali family's aggregate equity position in the Units in the Operating Partnership is reduced below 90% solely as a result of sales of Units by the Operating Partnership to the Company. For as long as (i) the Cali family is represented on the Board of Directors, (ii) the Cali family (or entities wholly owned by the Cali family, Cali family trusts, or the heirs of any member of the Cali Group) maintains at least the Minimum Percentage of the Cali family's aggregate equity position in the Units of the Operating Partnership (measured exactly as it existed on June 27, 2000) and (iii) the Board of Directors determines in its reasonable discretion to continue the Executive Committee of the Board of Directors, the Cali family shall be entitled to designate John R. Cali or another Cali designated board member to serve as a member of the Executive Committee of the Board of Directors, which approval may not be unreasonably withheld. John R. Cali currently serves on the Executive Committee of the Board of Directors.

        Mack Agreement.    In connection with the Company's combination with The Mack Company in December 1997, William L. Mack, Mitchell E. Hersh and Earle I. Mack were appointed to the Company's Board of Directors. If any of Messrs. Mack, Mack or Hersh shall withdraw from the Board of Directors for any reason during their terms, the members of the Mack Group are entitled to designate their successors. The "Mack Group" includes William L. Mack, chairman of the Board of Directors, David S. Mack, director, Earle I. Mack, a former director of the Company, Frederic Mack, a member of the Advisory Board of the Company, and Mitchell E. Hersh, President, Chief Executive Officer and director. Effective January 15, 2004, Earle I. Mack resigned from the Board of Directors.

Pursuant to the terms of the Mack Agreement, the Mack Group designated David S. Mack as the successor to Earle I. Mack's seat on the Board of Directors, and effective January 15, 2004, David S. Mack was appointed by the Board of Directors to fill Earle I. Mack's seat on the Board of Directors for the remainder of its term and was re-elected to the Board of Directors at the 2005 Annual Meeting. In addition, for as long as members of the Mack Group maintain at least the "Mack Significant Interest" (as defined below), the Mack Group has the right to re-nominate, and the Company will support, Messrs. Mack, Mack and Hersh (or their successors) for re-election to the Board of Directors for successive three-year terms upon the expiration of each three-year term. "Mack Significant Interest" shall mean legal and beneficial ownership, in the aggregate, of not less than 3,174,603 shares of Common Stock and/or Units by Earle I. Mack, David S. Mack, Frederic Mack and William L. Mack, subject to certain restrictions and to adjustment for stock splits and other customary and similar stock dilutions.

        Robert Martin Agreement.    In connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, the Company granted Robert Martin the right to designate one member to the Board of Directors for six years which ended at the 2003 Annual Meeting. Robert Martin designated Martin S. Berger and Robert F. Weinberg to jointly share this board seat, as follows: Mr. Weinberg served as a member of the Board of Directors from January 1997 until December 1, 1998, at which time Mr. Weinberg resigned and Mr. Berger was appointed to serve in such capacity. Mr. Berger served as a member of the Board of Directors from December 1, 1998 until March 6, 2001, at which time Mr. Berger resigned and Mr. Weinberg was appointed to serve in such capacity until the 2003 Annual Meeting. The Company elected to nominate Mr. Berger, a designee of Robert Martin, at the 2003 Annual Meeting, and Mr. Berger was elected to the Board of Directors at the 2003 Annual Meeting. Mr. Weinberg was elected to the Board of Directors at the 2006 Annual Meeting and he resigned immediately following the 2007 Annual Meeting and Mr. Berger was appointed to fill his seat. Mr. Berger and Mr. Weinberg have agreed that this board seat will be rotated among Mr. Berger and Mr. Weinberg annually. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. When not serving on the Board of Directors, Mr. Berger or Mr. Weinberg, as appropriate, will serve as a member of the Advisory Board. Upon the death of Mr. Berger or Mr. Weinberg, the surviving person shall solely fill the remainder of the term of their shared board seat.

        Tax Protection Agreements.    The Company may not dispose of or distribute certain of its properties, currently comprising 13 properties with an aggregate net book value of approximately $220.9 million (as of December 31, 2007), which were originally contributed by members of either the Mack Group (which includes William L. Mack, director, David S. Mack, director, Mitchell E. Hersh, president, chief executive officer and director, Earle I. Mack, a former director, and Frederic Mack, a member of the Company's Advisory Board), the Robert Martin Group (which includes Martin S. Berger, director, Robert F. Weinberg, a former director, and Timothy M. Jones, former president of the Company), the Cali Group (which includes John R. Cali, director, Brant Cali, a former director, and John J. Cali and Ed Leshowitz, each a former director and a member of the Company's Advisory Board) or certain other Unitholders, without the express written consent of a representative of the Mack Group, the Robert Martin Group, the Cali Group or the specific certain other Unitholders, as applicable, except in a manner which does not result in recognition of any built-in-gain (which may result in an income tax liability) or which reimburses the appropriate Mack Group, Robert Martin Group, Cali Group members or the specific certain other Unitholders for the tax consequences of the recognition of such built-in-gains (collectively, the "Property Lock-Ups"). The aforementioned restrictions do not apply in the event that the Company sells all of its properties or in connection with a sale transaction which the Company's Board of Directors determines is reasonably necessary to satisfy a material monetary default on any unsecured debt, judgment or liability of the Company or to cure any material monetary default on any mortgage secured by a property. The Property Lock-Ups expire periodically through 2016. Upon the expiration of the Property Lock-Ups, the Company generally is required to use commercially reasonable efforts to prevent any sale, transfer or other disposition of the subject properties from resulting in the recognition of built-in gain to the appropriate Mack Group, Robert Martin Group, Cali Group members or the specific certain other Unitholders. 124 of the Company's properties, with an aggregate net book value of approximately $1.9 billion, have Property Lock-Up restrictions that have lapsed and are therefore subject to these conditions.

        Acquisitions and Other Transactions.    Certain directors and executive officers of the Company (or members of their immediate families or related trusts) and persons who hold more than 5% of the outstanding shares of Common Stock (or Units in the Operating Partnership) had direct or indirect interests in certain transactions involving the Company, the Operating Partnership or their affiliates in the last fiscal year as follows:

  •
  William L. Mack, Chairman of the Board of Directors ("W. Mack"), David S. Mack, a director of the Company, and Earle I. Mack, a former director of the Company ("E. Mack"), are the executive officers, directors and stockholders of a corporation that leases approximately 7,801 square feet at one of the Company's office properties, which lease is scheduled to expire in November 2008. The Company recognized $233,000 in revenue under this lease for the year ended December 31, 2007, and had no accounts receivable from the corporation as of December 31, 2007.

  •
  The Company has conducted business with certain entities ("RMC Entity" or "RMC Entities"), whose principals include Timothy M. Jones, Martin S. Berger and Robert F. Weinberg, each of whom is affiliated with the Company as the former president of the Company, a current director and a former director of the Company, respectively. Such business was as follows:

            (1)   The Company provides management, leasing and construction-related services to properties in which RMC Entities have an ownership interest, including an RMC Entity in which Michael Grossman, an executive vice president of the Company, owns an approximate 2.1 percent ownership interest and which RMC Entity has an approximate sixteen (16) percent ownership interest in a property managed by the Company. Mr. Grossman's interest in this RMC Entity is valued at approximately $240,000. The Company recognized approximately $2 million in revenue from all RMC Entities for the year ended December 31, 2007. As of December 31, 2007, the Company had $319,000 accounts receivable from RMC Entities.

            (2)   An RMC Entity leases space at one of the Company's office properties for approximately 3,330 square feet, which, after a three-year renewal and expansion signed with the Company in 2005, now has been expanded to 4,860 square feet which is scheduled to expire in October 2008. The Company recognized $132,000 in revenue under this lease for the year ended December 31, 2007, and had no accounts receivable due from the RMC Entity as of December 31, 2007.

  •
  Mr. Berger held a 24 percent interest, acted as chairman and chief executive officer, Mr. Weinberg also held a 24 percent interest and was a director, and W. Mack held a nine percent interest and was a director of City & Suburban Federal Savings Bank and/or one of its affiliates, which leases a total of 15,879 square feet of space at two of the Company's office properties, comprised of 3,037 square feet scheduled to expire in June 2008 and 12,842 square feet scheduled to expire in April 2013. As of February 13, 2004, City & Suburban assigned its lease with respect to 3,037 square feet of office space to an unaffiliated third party and has no continuing obligations under such lease. In July 2007, Messrs. Berger, Weinberg and Mack sold their interests in, and no longer are directors of, City & Suburban and/or its affiliates. The Company recognized $190,000 in revenue under these leases for the year ended December 31, 2007, and had no accounts receivable from the company as of December 31, 2007.

  •
  In 2007, William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese, and Roy J. Zuckerberg earned deemed stock dividends, calculated based upon the number of deferred stock units owned by each director as of the record date for each quarterly dividend earned in 2007, in the amount of 486.505, 439.590, 164.343, 244.643, 462.402, 516.119 and 439.590, respectively, pursuant to the Director's Deferred Compensation Plan, whereby each non-employee director is entitled to defer all or a specified portion of the annual compensation to be paid to such director. See "Compensation of Directors—Directors' Deferred Compensation Plan" herein below.

        The Gale/Green Transactions.    On May 9, 2006, the Company completed the acquisitions of: (i) The Gale Company and certain of its related businesses, which engage in construction, property management, facilities management, and leasing services (collectively, "The Gale Company"); (ii) three office properties; and (iii) indirect interests in a portfolio of office properties, located primarily in New Jersey, which were owned indirectly by The Gale Company and its affiliates and affiliates of SL Green Realty Corp. ("SL Green"). The agreements ("Gale/Green Agreements") to complete the aforementioned acquisitions (collectively, the "Gale/Green Transactions") required that the Company complete all of the acquisitions. Simultaneous with the completion of the Gale/Green Transactions, The Gale Company's President, Mark Yeager, was named an executive vice president of the Company.

        Under the Gale/Green Agreements, the Company acquired 100 percent of the ownership interests in three office properties located in New Jersey, aggregating 518,257 square feet (the "Wholly-Owned Properties"). Also, as part of the Gale/Green Agreements, the Company entered into a joint venture with an entity controlled by SL Green (in which Stanley C. Gale has an interest), known as Mack-Green-Gale LLC ("Mack-Green"), to hold an approximate 96 percent interest and act as general partner of Gale SLG NJ Operating Partnership, L.P. (the "OP LP"). The OP LP owns 100 percent of entities which own 17 office properties (collectively, the "OP LP Properties") which aggregate 2.3 million square feet located in New Jersey.

        The Gale Company, the Wholly-Owned Properties, and the interest in Mack-Green were acquired by the Company for a total initial acquisition cost of approximately $245 million consisting of: (i) the issuance by the Company of 224,719 common units of the Operating Partnership; (ii) the payment of a total of approximately $194 million in cash, which was primarily funded through borrowing under the Company's revolving credit facility; and (iii) the assumption of $39.9 million in existing mortgage indebtedness on two of the Wholly-Owned Properties. Additionally, the agreement to acquire The Gale Company ("Gale Agreement") contains earn-out provisions providing for the payment of contingent purchase consideration of up to $18 million in cash based upon the achievement of Gross Income and NOI (as such terms are defined in the Gale Agreement) targets and other events for The Gale Company for the three years following the closing date.

        In addition, the Gale Agreement provides for the Company to acquire certain other ownership interests in up to 11 real estate projects (the "Non-Portfolio Properties"), subject to obtaining certain third party consents and the satisfaction of various project-related and/or other conditions. Each of the Company's acquired interests in the Non-Portfolio Properties will provide for the initial distributions of net cash flow solely to the Company, and thereafter an affiliate of Mr. Gale ("Gale Affiliate") has participation rights (the "Gale Participation Rights") in 50 percent of the excess net cash flow remaining after the distribution to the Company of the aggregate amount equal to the sum of: (a) the Company's capital contributions, plus (b) an internal rate of return ("IRR") of 10 percent per annum, accruing on the date or dates of the Company's investments.

        Mark Yeager owns direct participation interests in four of the Non-Portfolio Properties, which interests range from between 15 percent to 26 percent and a 16.49 percent interest in the Gale Participation Rights with respect to a vacant land parcel that is one of the Non-Portfolio Properties. In addition, Stanley C. Gale has agreed to pay to Mr. Yeager 49 percent of any payments he receives with respect to the Gale Participation Rights, subject to adjustments for payments Mr. Yeager receives from his direct interests in such rights and subject to, in certain cases, Mr. Yeager's Employment Continuation (as defined herein below). Mr. Gale has also agreed to pay to Mr. Yeager 49 percent of the distributions he receives with respect to Mr. Gale's interest in certain land located in Florham Park, New Jersey, which is one of the Non-Portfolio Properties not yet acquired by the Company. Such distribution may include the amounts Mr. Gale receives from the conveyance of his interest in the Florham Park land to the Company. Mr. Yeager has also agreed to fund 49% of the development costs for two of the Non-Portfolio Properties, pursuant to which Mr. Yeager contributed an aggregate of approximately $2.5 million in 2007 toward such development costs. The value of future development costs of Mr. Yeager and potential future distributions to Mr. Gale, and therefore Mr. Yeager's interest therein, are each not determinable at this time.

        In addition, Mr. Gale had agreed to pay Mr. Yeager 49 percent of any payments he receives on account of Mr. Gale's interest with SL Green in Mack-Green. Mr. Gale also has agreed to transfer to Mr. Yeager 33,700 of his common units of the Operating Partnership on April 30, 2009, provided that Mr. Yeager's employment with the Company has not been terminated involuntarily without cause ("Employment Continuation") prior to such date. With respect to the arrangements between Mr. Gale and Mr. Yeager regarding the Gale Agreement earn-out provisions and the Florham Park land, they have agreed to consider offering payments to certain persons that have been employed by certain subsidiaries of The Gale Company, which may include current employees of the Company. The value of any future payments to Mr. Gale on account of his interest with SL Green in Mack-Green and therefore Mr. Yeager's interest therein is not determinable at this time.

        In connection with the Company's satisfaction of all of its obligations with respect to the Gale Agreement earn-out provisions in 2007, which included an aggregate of approximately $10.3 million in cash payments to Mr. Gale, Mr. Gale and Mr. Yeager amended their agreement with respect to the earn-out payments received from the Company in May and October 2007, and Mr. Gale paid $1.96 million to Mr. Yeager in 2007 in full satisfaction of his obligations to Mr. Yeager under their agreement. Pursuant to Mr. Gale's other agreements with Mr. Yeager as described herein, Mr. Yeager did not receive any additional payments during the year ended December 31, 2007.

        Policies and Procedures.    The Company has a written policy with respect to the review, approval and ratification of related person transactions. This policy applies to any transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which (i) the Company is a participant and (iii) any "related person" (defined as an employee, director, director nominee, an executive officer or someone who owns more than 5% of our common shares, or an immediate family member of any of the foregoing persons, with certain exceptions) has or will have a direct or indirect interest. Under the policy, the Company's Chief Executive Officer will determine whether a transaction meets the definition of a related person transaction that will require review by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will review all related person transactions referred to them and, based on the relevant facts and circumstances, will decide whether or not to approve such transactions. Only those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders will be approved. If the Company becomes aware of an existing related person transaction that was not approved under this policy, the matter will be referred to the Nominating and Corporate Governance Committee and it will evaluate all options available, including ratification, amendment or termination of the transaction.

        The Company has determined that, under the policy, the following types of transactions will be deemed to be pre-approved: (i) employment of an executive officer if the related compensation is required to be reported in the Company's proxy statement; (ii) employment of an executive officer if he or she is not an immediate family member of another executive officer or director of the Company, the related compensation would have been reported in the Company's proxy statement if he or she was a "named executive officer" and the Company's Compensation Committee approved (or recommended that the Board approve) such compensation; (iii) compensation paid to a director if the compensation is required to be reported in the Company's proxy statement; (iv) any transaction where the related person's interest arises solely from the ownership of the Company's common stock and all holders of the Company's common stock received the same benefit on a pro rata basis; (v) any transaction in which the rates or charges incurred are subject to governmental regulation and (vi) any transaction involving bank depositary of funds, transfer agent, registrar, trustee under a trust indenture or similar services.

        Under the policy, the Chief Executive Officer's determination of whether a transaction meets the definition of a related person transaction is based upon his assessment of the transaction under Item 404 of Regulation S-K without regard to the amounts involved. The Company's policy provides that any related person transaction referred to the Nominating and Corporate Governance Committee for consideration is evaluated based on all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the Company; (ii) the impact on a director's independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; and (v) the terms available to unrelated third parties or to employees generally.

        The policy prohibits a director from participating in any review, consideration or approval of any related person transaction with respect to which the director or any of his or her immediate family members is the related person. The policy also provides that the only transactions that may be approved are those transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders.

Independence of the Board of Directors

        The Board of Directors has adopted the NYSE's standards for determining the independence of its members and believes that it interprets these requirements conservatively. In applying these standards, the Board of Directors considers commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others, in assessing the independence of directors, and must disclose any basis for determining that a relationship is not material. The Board of Directors has determined that a three-fourths majority of its members, namely Martin S. Berger, Alan S. Bernikow, John R. Cali, Nathan Gantcher, Kenneth M. Duberstein, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg, are independent directors within the meaning of such NYSE independence standards in terms of independence from management. In making this determination, the Board of Directors did not exclude from consideration as immaterial any relationship potentially compromising the independence of any of the above directors. Pursuant to the agreement between Mr. Berger and Mr. Weinberg, it is expected that immediately following the Annual Meeting, Mr. Berger will resign from the Board of Directors and Mr. Weinberg will assume Mr. Berger's seat on the Board of Directors, subject to qualification and appointment by the Board of Directors. See "Certain Relationships and Related Transactions—Robert Martin Agreement." The Board of Directors also determined that if elected to the Board of Directors, Mr. Weinberg will be an independent director.

        In making its determination with respect to John R. Cali, the Board of Directors noted that Mr. Cali, who was an executive officer of the Company until June 27, 2000, is a member of the Cali

Group (one of the original contributors of property to the Company), had continued to participate in the health and disability insurance programs of the Company until June 27, 2004, and sits on the Board of Directors as a result of an agreement between the Company and the Cali Group. Until June 26, 2005, the Company continued to provide John J. Cali and Ed Leshowitz, the former chairman and a former director of the Company, respectively, with office space free of charge, at the Company's headquarters. The value of this office space to Messrs. Cali and Leshowitz was $24,000 for the period January 1, 2005 through June 26, 2005. In addition, up until June 27, 2004, the Company had previously provided administrative support free of charge to Messrs. Cali and Leshowitz. Commencing June 27, 2004, Messrs. Cali and Leshowitz agreed to reimburse the Company for the cost of such administrative support services from that date forward. The value of this administrative support to Messrs. Cali and Leshowitz was approximately $113,276 in 2004, and the Company was reimbursed $55,000, $115,000, $184,000 and $192,000 from the Cali Group for the years ended December 31, 2004, 2005, 2006, and 2007, respectively, in connection with providing such services. John R. Cali is the nephew of John J. Cali, a current member of the Company's Advisory Board who was an officer of the Company from 1994 until June 27, 2000 and also served as a member of the Board of Directors from 1994 until 2003. The Board of Directors nevertheless determined that John R. Cali is an independent director because (i) neither he nor any member of the Cali Group has had a material relationship with management of the Company since June 27, 2000, other than the Cali family's right to designate a nominee to the Board of Directors as described under "Certain Relationships and Related Transactions—Cali Agreement" and the Cali family's rights under the Tax Protection Agreements as described under "Certain Relationships and Related Transactions—Tax Protection Agreements," and (ii) the value of the financial benefits provided to the Cali Group prior to June 26, 2005 is not material to the Company.

        In making its determinations with respect to Robert F. Weinberg and Martin S. Berger, the Board of Directors further noted that Messrs. Berger and Weinberg were previously each a designee of The Robert Martin Company (one of the original contributors of property to the Company), and that the service of each of Messrs. Berger and Weinberg on the Board of Directors from 1997 to 2003 was pursuant to an agreement between the Company and Robert Martin executed in connection with the Company's acquisition of 65 Class A properties from Robert Martin in January 1997, whereby the Company granted Robert Martin the right to designate one member to the Board of Directors for six years which ended in 2003. See "Certain Relationships and Related Transactions—Robert Martin Agreement." In addition, Timothy M. Jones, the former President of the Company who resigned on May 7, 2004, was an affiliate of Robert Martin. Furthermore, the Company has entered into various transactions with RMC Entities whose principles include Messrs. Berger, Weinberg and Jones, as further described in "Certain Relationships and Related Transactions—Acquisitions and Other Transactions." The Board of Directors nevertheless determined that each of Messrs. Berger and Weinberg is an independent director because (i) the right of Robert Martin to designate a member to the Board of Directors expired in 2003, (ii) neither Messrs. Berger or Weinberg, nor any member of the Robert Martin Group has had a material relationship with management of the Company since the resignation of Timothy M. Jones on May 7, 2004, and (iii) the value of the transactions between the Company and various RMC Entities is not material to the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, requires the Company's executive officers, directors and persons who beneficially own more than 10% of the Company's Common Stock to file initial reports of ownership and reports of changes of ownership (Forms 3, 4 and 5) of the Common Stock with the SEC and the NYSE. Executive officers, directors and greater than 10% holders are required by SEC regulations to furnish the Company with copies of such forms that they file.

        To the Company's knowledge, based solely on the Company's review of the copies of such reports received by the Company, the Company believes that for the fiscal year 2007, its executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to such persons.

Meetings of the Board of Directors

        During 2007, the entire Board of Directors met six times and acted by unanimous written consent once. In 2007, no director attended fewer than 75% of the total number of meetings of the Board of Directors and all committees of the Board of Directors on which he served. The Company does not have a formal policy regarding attendance by members of the Board of Directors at the annual meetings of stockholders, but the Company strongly encourages all members of the Board of Directors to attend its annual meetings and expects such attendance except in the event of exigent circumstances. All of the members of the Board of Directors at the time of the 2007 Annual Meeting were in attendance at the 2007 Annual Meeting.

        Executive Sessions of the Board of Directors consisting only of non-management directors will be held at least once per year, and periodically as determined by the non-management directors. Such Executive Sessions will typically occur immediately following the regularly scheduled quarterly meetings of the Board of Directors, or at any other time and place as the non-management directors may determine. The presiding director of each Executive Session (the "Presiding Director") shall be rotated on a successive basis amongst the chairmen of the Audit Committee, the Executive Compensation and Option Committee and the Nominating and Corporate Governance Committee, with the term of each Presiding Director commencing with the beginning of the Executive Session at which such Presiding Director shall chair, and continuing through and up to immediately preceding the next regularly scheduled Executive Session. Interested parties may submit matters for consideration to the non-management directors by utilizing the procedures identified under "Stockholder Communications" in this Proxy Statement. During 2007, the non-management directors met in Executive Session four times.

Meetings of Committees of the Board of Directors

        The Board of Directors has four committees: the Executive Committee, the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee.

        Executive Committee.    The Executive Committee consists of William L. Mack, chairman, John R. Cali, Nathan Gantcher, Mitchell E. Hersh and Roy J. Zuckerberg. The Executive Committee acts for the Board of Directors in between regularly scheduled meetings of the Board of Directors, within certain parameters prescribed by the Board of Directors. The Executive Committee met two times during 2007.

        Audit Committee.    The Company has an Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee consists of Alan S. Bernikow, chairman, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg. The Audit Committee authorizes and approves the engagement of the Company's independent registered public accountants, reviews with the Company's independent registered public accountants the scope and results of the audit engagement, approves or establishes pre-approval policies for all professional audit and permissible non-audit services provided by the Company's independent registered public accountants, considers the range of audit and non-audit fees, and reviews the adequacy of the Company's internal control over financial reporting, disclosure controls and procedures and internal audit function. The Audit Committee also assists the Board of Directors in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the Company's independent registered public accounting firm's qualifications and independence, and (4) the performance of the Company's internal audit function and independent registered public accountants. See "Report of the Audit Committee of the Board of Directors" below. The Board of Directors has determined that each of the members of the Audit Committee is an "independent" director within the meaning of the NYSE Independence Standards and Rule 10A-3 promulgated by the SEC under the Exchange Act. The Board of Directors also has determined that each of Alan S. Bernikow, Nathan Gantcher, Irvin D. Reid and Roy J. Zuckerberg satisfies applicable financial literacy standards of the NYSE, and that Alan S. Bernikow qualifies as an Audit Committee Financial Expert under applicable SEC Rules. In addition to serving on the Audit Committee, Mr. Bernikow currently serves as a member of the audit committee of three other public companies. The Board of Directors has determined that Mr. Bernikow's simultaneous service on the audit committees of these other public companies will not impair his ability to effectively serve on the Company's Audit Committee and fulfill his duties as its chairman. The Audit Committee met four times during 2007.

        Executive Compensation and Option Committee.    The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. The Executive Compensation and Option Committee is responsible for implementing the Company's compensation philosophies and objectives, establishing remuneration levels for executive officers of the Company and implementing the Company's incentive programs, including the Company's employee and director stock option plans. The Board of Directors has determined that each of the members of the Executive Compensation and Option Committee is an "independent" director within the meaning of the NYSE Independence Standards and meets the independence requirements of Section 162(m) of the Internal Revenue Code, as amended. The Executive Compensation and Option Committee met five times in 2007.

        Compensation is paid to the Company's executive officers in both fixed and discretionary amounts which are established by the Board of Directors based on existing contractual agreements and the recommendations of the Executive Compensation and Option Committee. Pursuant to its charter, the responsibilities of the Executive Compensation and Option Committee are (i) to assist the Board of Directors in discharging its responsibilities in respect of compensation of the Company's President and Chief Executive Officer, (ii) to discuss with the President and Chief Executive Officer the compensation of other senior executive officers; and (iii) to review and administer the Company's compensation and benefit programs. Except for the delegation of authority to the President and Chief Executive Officer to grant certain de minimis equity compensation awards to non-executive employees of the Company, the Executive Compensation and Option Committee has not delegated any of its responsibilities to any other person.

        The Executive Compensation and Option Committee does not typically establish fixed performance targets—numerical or otherwise—in advance of any particular fiscal year for the purpose of determining the amounts of compensation to be paid to its executive officers in such fiscal year in the form of bonuses or other short- or long-term incentive compensation. Instead, such awards are discretionary and are designed to reward executive officers for the achievement of certain business objectives and are paid based primarily on the actual and anticipated performance of the Company and its executive officers with respect to such business objectives. The performance of the Company's President and Chief Executive Officer is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with SMG Advisory Group LLC, a compensation consultant engaged by the Executive Compensation and Option Committee (the "Compensation Consultant"). The performance of the Company's other executive officers is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with the Company's President and Chief Executive Officer as well as with the Compensation Consultant, which parties collectively evaluate the Company's and the individual executives' performance. The Compensation Consultant furnishes the Company with analytical data with respect to: (i) the Company's performance relative to peer REITs in terms of stockholder return, and (ii) market ranges for salaries, as well as the nature and ranges of bonus and incentive compensation payments paid by peer REITs. Following such performance analysis, the Executive Compensation and Option Committee, in consultation with the Company's President and Chief Executive Officer, as well as with the Compensation Consultant, determines the appropriate combination of cash and stock-based compensation to pay to the Company's executives in light of its primary objectives with respect to executive compensation.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Vincent Tese, chairman, Nathan Gantcher and Alan G. Philibosian. The Board of Directors has determined that each of the members of the Nominating and Corporate Governance Committee is an "independent" director within the meaning of the NYSE Independence Standards. The Nominating and Corporate Governance Committee met four times in 2007 and acted by unanimous written consent twice in 2007.

        The Nominating and Corporate Governance Committee identifies individuals qualified to become members of the Board of Directors and recommends to the Board of Directors the slate of directors to be nominated at the Annual Meeting. The Nominating and Corporate Governance Committee will consider recommendations for nominees for directorships submitted by stockholders, provided that the Committee will not entertain stockholder nominations from stockholders who do not meet the eligibility criteria for submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. Stockholders may submit written recommendations for committee appointments or recommendations for nominees to the Board of Directors, together with appropriate biographical information and qualifications of such nominees, to the Company's General Counsel following the same procedures as described in "Stockholder Communications" in this Proxy Statement. In order for the Nominating and Corporate Governance Committee to consider a nominee for directorship submitted by a stockholder, such recommendation must be received by the General Counsel by the time period set forth in the Company's most recent proxy statement for the submission of stockholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act. The General Counsel shall then deliver any such communications to the Chairman of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee evaluates all candidates for nomination, whether identified by the committee or proposed by a stockholder, by considering a number of criteria, which include the candidate's reputation, integrity, business acumen, diligence, experience, age, potential conflicts of interest, the ability to act in the interests of all stockholders, and the perceived need of the Board of Directors. When evaluating a nominee's overall qualifications, the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Corporate Governance Committee will also consider the director's history of attendance at board and committee meetings, the director's preparation for and participation in such meetings, and the director's tenure as a member of the Board of Directors.

Available Information

        The Board of Directors has adopted written charters for the Audit Committee, the Executive Compensation and Option Committee, and the Nominating and Corporate Governance Committee. The Company makes available free of charge on or through its internet website items related to corporate governance matters, including, among other things, the Company's corporate governance principles, charters of various committees of the Board of Directors, and the Company's code of business conduct and ethics applicable to all employees, officers and directors. The Company's internet website is www.mack-cali.com. The Company intends to disclose on its internet website any amendments to or waivers from its code of business conduct and ethics as well as any amendments to its corporate governance principles or the charters of various committees of the Board of Directors. Any stockholder also may obtain copies of these documents, free of charge, by sending a request in writing to: Mack-Cali Realty Corporation, Investor Relations Department, 343 Thornall Street, Edison, New Jersey 08837-2206.

Stockholder Communications

        All stockholder communications must (i) be addressed to the General Counsel of the Company, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206 or at the General Counsel's internet e-mail address at generalcounsel@mack-cali.com, (ii) be in writing either in print or electronic format, (iii) be signed by the stockholder sending the communication, (iv) indicate whether the communication is intended for a specific director(s), the entire Board of Directors, the Nominating and Corporate Governance Committee, the Presiding Director of Executive Sessions of non-management directors, or all non-management directors, (v) if the communication relates to a stockholder proposal or director nominee, identify the number of shares held by the stockholder, the length of time such shares have been held, and the stockholder's intention to hold or dispose of such shares, provided that the Board of Directors and the Nominating and Corporate Governance Committee will not entertain stockholder proposals or stockholder nominations from stockholders who do not meet the eligibility and procedural criteria for submission of shareholder proposals under SEC Rule 14a-8 of Regulation 14A under the Exchange Act, and (vi) if the communication relates to a director nominee being recommended by the stockholder, must include appropriate biographical information of the candidate.

        Upon receipt of a stockholder communication that is compliant with the requirements identified above, the General Counsel shall promptly deliver such communication to the appropriate board or committee member(s) identified by the stockholder as the intended recipient of such communication by forwarding the communication to either the Chairman of the Board of Directors with a copy to the Chief Executive Officer, the Chairman of the Nominating and Corporate Governance Committee, or the acting Presiding Director of the Executive Sessions of non-management directors, as the case may be.

        The General Counsel may, in his sole discretion and acting in good faith, provide copies of any such stockholder communication to any one or more directors and executive officers of the Company, except that in processing any stockholder communication addressed to the Presiding Director of the Executive Sessions of non-management directors, the General Counsel may not copy any member of management in forwarding such communication to the acting Presiding Director.

Policies Relating to the Election of Directors

        Elections of the Board of Directors are conducted in accordance with the Company's charter, bylaws and the laws of the state of Maryland and provide that directors are to be elected at a meeting of the Company's stockholders by a plurality of the votes cast. Under the Company's By-laws and Corporate Governance Principles, if in any uncontested election of directors, a director nominee has a greater number of votes "withheld" from his or her election than votes cast "for" his or her election, such director nominee shall promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. A vote will be considered "withheld" from a director nominee if a stockholder withholds authority to vote for such director nominee in any proxy granted by such stockholder in accordance with instructions contained in the proxy statement or accompanying proxy card circulated for the meeting of stockholders at which the election of directors is to be held. The Nominating and Corporate Governance Committee will then promptly evaluate all relevant factors relating to the election results, including, but not limited to: (i) the underlying reasons why a majority of affirmative votes was not received (if ascertainable), (ii) the director's background, experience and qualifications, (iii) the director's length of service on the Board of Directors and contributions to the Company, and (iv) whether the director's service on the Board of Directors is consistent with applicable regulatory requirements, listing standards, the Company's Corporate Governance Principles and the corporate governance guidelines of independent voting advisory services such as Institutional Shareholder Services.

        Subject to any applicable legal or regulatory requirements, the Nominating and Corporate Governance Committee shall, within ninety (90) days from the date of the stockholder vote, decide whether to accept the resignation, reject the resignation or, if appropriate, conditionally reject the resignation and retain the director in office only if the underlying causes of the withheld votes can be promptly and completely cured. A full explanation of the Nominating and Corporate Governance Committee's decision will be promptly publicly disclosed in a periodic or current report filed with the Securities and Exchange Commission. Any director who tenders his or her resignation pursuant to this principle and any non-independent director will not participate in the deliberations and decisions made hereunder. In addition, a director shall tender his or her resignation for consideration by the Nominating and Corporate Governance Committee if such director's principal occupation or business association changes substantially during his or her tenure as a director.

Report of the Audit Committee of the Board of Directors

        The Audit Committee of the Board of Directors, on behalf of the Board of Directors, serves as an independent and objective party to monitor and provide general oversight of the Company's financial accounting and reporting process, selection of critical accounting policies, system of internal control, internal audit function, audit process for monitoring compliance with laws and regulations and the Company's standards of business conduct. The Audit Committee performs these oversight responsibilities in accordance with its charter.

        The Company's management has primary responsibility for preparing the Company's financial statements and the Company's financial reporting process, including its system of internal control over financial reporting. The Company's independent registered public accountants, PricewaterhouseCoopers LLP, are responsible for expressing opinions on the conformity of the Company's 2007 audited financial statements to accounting principles generally accepted in the United States of America and the effectiveness of the Company's internal control over financial reporting as of December 31, 2007. The Audit Committee discussed with the Company's independent registered public accountants the overall scope and plans for its audits. The Audit Committee met with the Company's independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal control over financial reporting, and the overall quality of the Company's financial reporting.

        In this context, the Audit Committee hereby reports as follows:

  1.
  The Audit Committee has reviewed and discussed the fiscal 2007 audited financial statements with the Company's management, including the quality, not just the acceptability, of the Company's accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

  2.
  The Audit Committee has discussed with the Company's independent registered public accountants their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU, 380), as may be modified or supplemented;

  3.
  The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accountants required by Independence Standards Board

    Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the Company's independent registered public accountants the independent registered public accountants' independence from management and the Company and considered the compatibility of non-audit services with the Company's independent registered public accountants' independence; and

  4.
  Based on the review and discussions referred to in paragraphs (1) through (3) above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

        The foregoing Audit Committee Report does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or Exchange Act, except to the extent the Company specifically incorporates this Audit Committee Report by reference therein. Each of the members of the Audit Committee is independent as defined under the standards of the NYSE and the SEC, and meets all other requirements of such exchange and of such rules of the SEC.

AUDIT COMMITTEE Alan S. Bernikow, Chairman Nathan Gantcher Irvin D. Reid Roy J. Zuckerberg

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Philosophy and Overview

        In designing and overseeing executive compensation, the primary objectives of the Company and the Executive Compensation and Option Committee are: (i) to attract, reward and retain executives of the highest caliber, and (ii) to provide incentives to such executives to create value for the Company's stockholders.

        Compensation is paid to the Company's executive officers in both fixed and discretionary amounts, the components of which amounts are more fully described below under the heading "Components of Compensation." The Company has a "pay for performance" philosophy that it believes is reflected in its compensation programs. Through annual cash bonus awards and equity-based restricted Common Stock awards, the Company ties a substantial portion of total compensation to Company and individual performance. The Company follows this approach because it believes its executive officers should be compensated commensurate with the success of the Company and the executive officer's contribution to that success. Base salaries are generally fixed in advance of each fiscal year based on existing contractual agreements and the recommendations of the Executive Compensation and Option Committee with respect to the President and Chief Executive Officer and the President and Chief Executive Officer with respect to the other named executive officers and in all cases ratified by the Board of Directors.

        The Executive Compensation and Option Committee may establish fixed performance targets in advance of a particular fiscal year if in its discretion it deems it necessary or appropriate for the purpose of determining the amounts of compensation to be paid to its executive officers in such fiscal year in the form of bonuses or other short- or long-term incentive compensation. Historically, the Committee has not established specific, fixed performance targets or business objectives and did not do so for the 2007 fiscal year. Instead, such awards are discretionary and are designed to reward executive officers for the achievement of certain business objectives and are paid based primarily on the actual and anticipated performance of the Company and its executive officers with respect to such business objectives. The performance of the Company's President and Chief Executive Officer is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with SMG Advisory Group LLC, the Executive Compensation and Option Committee's compensation consultant (the "Compensation Consultant"). The performance of the Company's other executive officers is determined toward the end of each fiscal year by the Executive Compensation and Option Committee in consultation with the Company's President and Chief Executive Officer as well as with the Compensation Consultant, which parties collectively evaluate the Company's and the individual executives' performance based on a number of factors, including:

          (i)    stockholder return and other financial measures relative to peer real estate investment trusts ("REITs"); and

          (ii)   the achievement of other noteworthy business objectives over the course of the fiscal period such as the commencement or completion of significant acquisitions or divestitures, increases in lease and/or occupancy rates, and major property development activities.

        Following such performance analysis, the Executive Compensation and Option Committee, in consultation with the Company's President and Chief Executive Officer, as well as with the Compensation Consultant, and based upon the recommendations of the President and Chief Executive Officer with respect to the other named executive officers, determines the appropriate combination of cash and stock-based compensation to pay to the Company's executives in light of its primary objectives with respect to executive compensation. In determining the appropriate mix of such compensation and the appropriate amounts of any discretionary components, the Executive Compensation and Option Committee considers the competitiveness of the Company's overall compensation arrangements in relation to fifteen comparable REITs identified by the Compensation Consultant, including Alexandria

Real Estate Equities, Inc., American Financial Realty Trust, Boston Properties, Inc., Brandywine Realty Trust, Corporate Office Properties Trust, Inc., Digital Realty Trust, Douglas Emmett, Inc., Duke Realty Corporation, Highwoods Properties, Inc., Kilroy Realty Corporation, Liberty Property Trust, Maguire Properties, Inc., Parkway Properties, Inc., SL Green Realty Corp. and Vornado Realty Trust (collectively, the "Peer Group REITs"). Although compensation awards are not tied to a particular percentile relative to compensation paid by the Peer Group REITs and the Executive Compensation and Option Committee retains complete discretion with respect to the amount and allocation of compensation awards, the Company typically maintains compensation within the median range of compensation paid by such Peer Group REITs as a function of both total compensation paid and the allocation among the various components of compensation paid.

        The process by which the President and Chief Executive Officer evaluates the performance of the other named executive officers and by which the Executive Compensation and Option Committee evaluates the performance of the President and Chief Executive Officer and considers his recommendations with respect to the other named executive officers is a subjective process. Consideration is given to the role that the executive officer would have played, if any, in the Company's achievements highlighted by the Executive Compensation and Option Committee as performance measures during the year, and the amounts and components of compensation are designed to be aligned with the compensation levels and components of the Company's Peer Group REITs. Consideration is also given to the Company's location in the greater metropolitan New York area, which is one of the most competitive pay regions in the country. There were no specific objective or numeric performance measures applied by the Committee in determining the compensation of each named executive officer. The performance of each named executive officer is analyzed based on a number of subjective factors, including: (i) the Company's overall performance and the named executive officer's responsibilities within the Company, (ii) the named executive officer's role in achieving the Company's business objectives, (iii) whether a compensation package for that executive officer that aligns his compensation with the median compensation package of officers of the Peer Group REITs who perform similar functions is appropriate, and (iv) whether the allocation of the named executive officer's total compensation among base salary, cash bonus and equity compensation bonus within the median range of awards to officers of the Peer Group REITs is appropriate in light of any circumstances unique to the Company.

Compensation Consultant

        The Executive Compensation and Option Committee retains compensation and other management consultants to assist with, among other things, structuring the Company's various compensation programs and determining appropriate levels of salary, bonus and other compensatory awards payable to the Company's executive officers and key employees. In 2007, the Executive Compensation and Option Committee retained its Compensation Consultant with respect to: (i) the Company's performance relative to the Peer Group REITs in terms of stockholder return (defined as dividends plus stock appreciation), and (ii) market ranges for salaries, as well as the nature and ranges of bonus and incentive compensation payments paid by the Peer Group REITs.

Components of Compensation

        Compensation of the Company's executive officers is comprised of three primary components: 1) annual base salaries; 2) annual discretionary cash bonuses; and 3) discretionary grants of restricted shares of Common Stock together with related tax gross-up payments. The Company's executive officers also receive limited perquisites and a variety of benefits that are available generally to all of the Company's employees.

        In determining the specific amounts of each of the components of compensation paid to the Company's named executive officers in 2007, the Executive Compensation and Option Committee

identified the Peer Group REITs and directed its Compensation Consultant to compile salary, bonus and incentive compensation data for such entities. During the third and fourth quarters of 2007, the Committee analyzed the compensation data from the Peer Group REITs prepared by its Compensation Consultant and considered the Company's overall financial performance and the individual performance of the named executive officers. Based upon this analysis and the recommendations of the President and Chief Executive Officer with respect to the other named executive officers, the Executive Compensation and Option Committee determined to set the total compensation for each named executive officer for 2007, consisting of base salary, cash bonus and restricted stock awards (including the value of tax gross-up payments), which compensation was within the median range of total compensation paid to the executive officers of similar positions in the Peer Group REITs.

        The allocation of each component of compensation of the President and Chief Executive Officer is determined by the Executive Compensation and Option Committee in its sole discretion based upon a review of Peer Group REIT data compiled by its Compensation Consultant and the Committee's subjective analysis of the President and Chief Executive Officer's execution of the Company's business objectives. As part of this process, the Committee reviews with the President and Chief Executive Officer his performance during the year and also considers the recommendations of the Chairman of the Board of Directors.

        The allocation of each component of compensation of the other named executive officers is determined by the Executive Compensation and Option Committee, based upon its review of the Peer Group REIT data compiled by its Compensation Consultant and the recommendations of Mr. Hersh. As President and Chief Executive Officer responsible for the strategic direction and long-term planning for the Company, Mr. Hersh oversees the day to day performance of the other named executive officers. As such, the Executive Compensation and Option Committee believes that Mr. Hersh is best suited to evaluate the performance of the other named executive officers and make recommendations for their compensation packages. During this process, Mr. Hersh attends meetings of the Executive Compensation and Option Committee, discusses Peer Group REIT data directly with the Compensation Consultant, and reviews with the Executive Compensation and Option Committee the compensation data from the Peer Group REITs and discusses with the Committee the Company's overall performance and specific Company achievements that will be considered as part of the evaluation process. In evaluating the performance of named executive officers, neither the Executive Compensation and Option Committee nor Mr. Hersh utilize specific, rigid performance benchmarks or fixed performance targets. Mr. Hersh's evaluation of the performance of each named executive officer considers a number of subjective factors, including: (i) the Company's overall performance and the named executive officer's responsibilities within the Company, (ii) the named executive officer's role in achieving the Company's business objectives, (iii) whether a compensation package for that executive officer that aligns his compensation with the median range of compensation packages of officers of the Peer Group REITs who perform similar functions is appropriate, and (iv) whether the allocation of the named executive officer's total compensation among base salary, cash bonus and equity compensation bonus within the median range of awards to officers of the Peer Group REITs is appropriate in light of any circumstances unique to the Company. As part of his review process, Mr. Hersh considers the recommendations, if any, of the Chairman of the Board of Directors.

        The Executive Compensation and Option Committee reviews Mr. Hersh's recommendations with respect to the compensation packages of the other named executive officers and the compensation data from the Peer Group REITs compiled by the Compensation Consultant and makes a final determination with respect to the compensation of all of the named executive officers after discussions with the Compensation Consultant, the Chairman of the Board of Directors and Mr. Hersh. The Committee's compensation determinations are presented to and ratified by the full Board of Directors of the Company shortly after such determinations are made by the Committee and before any compensation awards are finalized. Pursuant to the authority vested in the Executive Compensation and Option Committee set forth in its charter, it has complete discretion with respect to the compensation of the named executive officers. The total compensation of each of the named executive officers is within the median range of compensation paid to executive officers of similar positions at the Peer Group REITs.

        The specific Company performance factors that were considered by the Executive Compensation and Option Committee during the 2007 fiscal year were the Company's maintenance of a strong balance sheet, its leading leasing and tenant occupancy performance in its market, its completion of a successful $252 million equity offering in February 2007, total return to stockholders (defined as dividends plus stock appreciation) over the previous three and five year periods, its successful entry into the downtown New York City market and the disposition of non-strategic assets. As part of Mr. Hersh's evaluation of the performance of each named executive officer in achieving these performance measures in 2007, Mr. Hersh considered how the role and responsibilities of each of the other named executive officers demonstrated competence in the discharge of his primary job function, leadership in his area of responsibility and an ability to create competitive advantages for the Company. Throughout his evaluation process, Mr. Hersh discussed these factors with the members of the Executive Compensation and Option Committee and considered their comments and the Peer Group REIT data compiled by the Compensation Consultant in making his final compensation recommendations to the Committee. Each of the components of compensation of the named executive officers in 2007 is discussed in further detail below.

        Base Salaries.    The base compensation levels for the Company's executive officers are set prior to the beginning of each fiscal year to compensate the executive officers for the functions they will perform in each such fiscal and are based on the employment agreements entered into in December 1997, as amended and restated in July 1999 for each of Messrs. Hersh, Lefkowitz and Thomas, in December 2000 for Mr. Grossman and in May 2006 for Mr. Yeager. The Executive Compensation and Option Committee believes that the base salaries generally are appropriate as base compensation to compensate the Company's executive officers for the functions they perform and other considerations. Base salaries are reviewed annually in consultation with President and Chief Executive Officer and the Compensation Consultant and may be adjusted upward by the Executive Compensation and Option Committee and based upon the recommendations of the President and Chief Executive Officer with respect to the other named executive officers from time to time in advance of any fiscal year in accordance with certain criteria determined primarily on the basis of growth of revenues, funds from operations per share of Common Stock, and certain other factors, which include (i) individual performance, and (ii) changes in the compensation peer group in which the Company competes for executive talent. The weight given such factors by the Executive Compensation and Option Committee and the President and Chief Executive Officer may vary from individual to individual.

        In December 2006, the Committee determined to maintain the base salary of each of the named executive officers in 2007 at the same amount paid in 2006. The balance of the total compensation paid to each named executive officer in 2007 was allocated by the Executive Compensation and Option Committee among cash bonus, restricted stock awards and vested LTIP awards (including the value of related tax gross-up payments) in amounts determined by the Committee, in its sole discretion.

        Annual Cash Bonus Compensation.    The Company's policy of awarding annual cash bonuses is designed to specifically relate executive pay to Company and individual performance. Cash bonuses provide financial rewards for the achievement of substantive Company objectives and discretionary annual cash bonuses for the executive officers are provided for in each of their respective employment agreements. Consistent with its overall compensation philosophy, the Company does not establish set performance targets or milestones—numerical or otherwise—at the beginning of its fiscal year for the purpose of determining annual cash bonus amounts. Instead, such amounts are determined based primarily on the performance of the Company and its executive officers, as determined at the end of each fiscal year by the Executive Compensation and Option Committee in consultation with the Compensation Consultant and based upon the recommendations of the President and Chief Executive

Officer. The types and amounts of other elements of compensation paid to the Company's executive officers are also considered by the Executive Compensation and Option Committee in establishing cash bonus amounts. While the achievement of the Company's overall financial goals generally is the most significant consideration in determining annual cash bonus compensation (e.g., stockholder return, the achievement of other noteworthy business objectives over the course of the fiscal period such as the commencement or completion of significant acquisitions or divestitures, increases in lease and/or occupancy rates, and major property development activities), many other factors are considered by the Executive Compensation and Option Committee. Although the Executive Compensation and Option Committee considers peer competitiveness data as a guide to the range of potential awards, ultimately such awards are based on its assessment of the Company's and the individual's performance. Because such awards are based on the Executive Compensation and Option Committee's perception of such performance (which ultimately is a subjective determination), the probability that an executive officer will receive an annual cash bonus award and the amount of any such award cannot be quantified with any degree of certainty until the Executive Compensation and Option Committee is able to analyze annual financial and business results of the Company and assess individual performance for any given year. The Executive Compensation and Option Committee determined to maintain the annual cash bonus amounts for the named executive officers at the same amounts that were awarded in 2006 because the Committee believed that such awards were in an appropriate amount to reward past performance with a bonus of immediately available funds.

        Equity Compensation Plans: Restricted Common Stock.    The Company has two equity compensation plans for its executive officers and other employees of the Company: the 2000 Employee Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Employee Stock Option Plan") and the 2004 Incentive Stock Plan. References to the "Employee Incentive Plans" herein refer to the 2000 Employee Stock Option Plan and the 2004 Incentive Stock Plan, collectively. Awards are granted under the Employee Incentive Plans based on a number of factors, including (i) the executive officer's or key employee's position in the Company, (ii) his or her performance and responsibilities, (iii) the extent to which he or she already holds an equity stake in the Company, (iv) equity participation levels of comparable executives and key employees at the Peer Group REITs and (v) individual contribution to the success of the Company's financial performance. However, the Employee Incentive Plans do not provide any formulated method for weighing these factors, and a decision to grant an award is based primarily upon the Executive Compensation and Option Committee's evaluation of the past as well as the future anticipated performance and responsibilities of the individual in question.

        The Employee Incentive Plans relate closely to traditional forms of equity oriented compensation in the commercial real estate industry. In recent years, the REIT industry has shifted away from the use of stock options and toward the use of restricted stock as a means of providing equity-based incentives to executive officers and other employees. Within the REIT industry, a major part of the value created for shareholders is realized in the form of an annual dividend. Stock options' value is tied to future appreciation in stock price rather than dividend yield. The high dividend rate of REIT stocks tends to diminish the potential future appreciation in the price of such stocks relative to stocks of companies in other industries. The incentive value of stock options is therefore lower in the REIT industry than in other industries. Further, the incentive value of restricted stock within the REIT industry is typically higher than the incentive value of stock options. In recognition of this reality and of the Company's primary objectives with respect to executive compensation, the Executive Compensation and Option Committee has granted restricted Common Stock, but not stock options, to the Company's executive officers in recent years as an element of compensation. The Executive Compensation and Option Committee monitors these equity compensation market trends in order to ensure that the equity compensation component awarded to the Company's executive officers is consistent with that of the Peer Group REITs.

        To further maximize the incentive value of the Company's restricted Common Stock granted to the Company's executive officers, since December 2003 the Executive Compensation and Option

Committee has awarded a portion of the annual bonus paid to each of the executive officers in the form of restricted Common Stock. Such shares of restricted Common Stock are fully vested upon issuance and are subject to a six (6) month restriction on transfer. The number of shares of restricted Common Stock issued to the executive officers is calculated by the Executive Compensation and Option Committee based upon the grant date fair market value. On December 4, 2007, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued 30,821, 14,010, 14,010, 14,010 and 9,667 shares of restricted Common Stock, respectively.

        Consistent with the Company's primary compensation objectives, the purpose of the restricted Common Stock grants is to aid the Company in attracting and retaining quality employees, and advancing the interests of the Company's stockholders by offering executive officers and other employees an incentive to maximize their efforts to promote the Company's economic performance. In addition, to assist the Company in retaining executive officers and other employees and encouraging such executive officers and employees to seek long-term appreciation in the value of the Company's stock, awards may in some cases be subject to deferred vesting over a specified period or may otherwise be subject to a holding period. Accordingly, where an employee has received an award that is subject to deferred vesting over a period of time, an employee generally must remain with the Company during that period to enjoy the full economic benefit of the award, except in the case of named executive officers where employment agreements or equity award agreements provide otherwise in connection with a termination due to death, disability, without cause, for good reason or in the event of a change in control.

        Pursuant to tax gross up agreements entered into by the Company with its executive officers at the time of grant of restricted Common Stock awards, the Company is required to pay its executive officers tax gross-up payments in connection with such awards, which tax gross-up payments are paid as soon as practicable after the vesting and distribution of the underlying restricted Common Stock to the applicable executive officer. Each such tax gross-up payment is a dollar amount equal to forty-three percent (43%) of the fair market value of the underlying restricted Common Stock at the time of vesting, exclusive of dividends. The tax gross-up payments enable the Company's named executive officers to retain the full economic benefit of equity compensation awards without having to dispose of a portion of such awards to satisfy the tax withholding obligations associated with such awards. The Company believes that the payment of tax gross-up payments facilitates the retention by the named executive officers of their equity in the Company and thereby aligns their interests with the interests of the Company's stockholders. In connection with the shares of restricted Common Stock that were awarded to the named executive officers on December 4, 2007, the Company made related tax gross-up payments in the amount of $467,699, $212,598, $212,598, $212,586 and $146,694 to Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively.

        The value of the 2007 restricted Common Stock award (including the value of the related tax gross-up payments) for each named executive officer was set at an amount such that, when combined with the base salary, annual cash bonus amount and value of LTIP award shares that vested in 2007 for each such officer, would yield a total compensation award that was appropriate in light of the Company's overall performance and the officer's individual performance and which was within the median range of total compensation to paid to an executive of similar position at the Peer Group REITs. The restricted stock awards established by the Executive Compensation and Option Committee for 2007 were set at levels intended to reward past performance as well as to align the executive's interests with those of the Company's stockholders as an incentive for future performance.

        LTIP Awards.    The Company utilizes Long-Term Incentive Plan ("LTIP") awards to promote the success and enhance the value of the Company by linking the personal interests of the named executive officers to those of the Company's stockholders by providing such individuals with an incentive for outstanding performance to generate superior returns to the Company's stockholders. The LTIP awards generally are subject to deferred vesting over a five to seven year period which vesting is dependent upon the achievement of performance measures determined each year by the Executive Compensation and Option Committee.

        On January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, LTIP awards of restricted Common Stock were awarded under the Company's 2000 Employee Stock Option Plan as follows: 60,000 shares to Mitchell E. Hersh, 28,000 shares to Barry Lefkowitz, 24,000 shares to Roger W. Thomas, and 20,000 shares to Michael A. Grossman. See "Employment Contracts; Potential Payments Upon Termination or Change in Control." In addition, on January 2, 2003, pursuant to the approval of the Executive Compensation and Option Committee and the Board of Directors in December 2002, certain LTIP awards of restricted Common Stock originally granted in July 1999 that would otherwise have failed to vest as of December 31, 2002 were vested, as of January 2, 2003, for each of Messrs. Hersh, Lefkowitz, Thomas and Grossman, and the terms of their unvested shares of restricted Common Stock remaining from the July 1999 grants were amended. See "Employment Contracts; Potential Payments Upon Termination or Change in Control." All of these actions were taken because, in the Executive Compensation and Option Committee's judgment, the Company's management had performed well in difficult economic times and the failure to meet the July 1999 vesting criteria for the shares that otherwise would have vested on January 2, 2003 was due largely to the lack of appreciation in the Company's stock price due to the general poor performance of the United States equity markets, for which the executives should not be penalized. The Executive Compensation and Option Committee also concluded that annually set flexible criteria rather than rigid numerical criteria set several years in advance was a more proper incentive to senior management performance. Accordingly, the Executive Compensation and Option Committee approved and the Board of Directors ratified vesting the fourth tranche of the 1999 restricted Common Stock award and amending the fifth and final tranche to conform to the new 2003 grants, so that the fifth tranche, as amended, and the new 2003 grants, in the aggregate, would be subject to a new five to seven year vesting schedule and to new annually established performance criteria. The Executive Compensation and Option Committee concluded that this was an appropriate method of rewarding and creating adequate performance incentives for Company management and was consistent with programs for senior executives in place at comparable companies, both within and without the REIT industry.

        On December 4, 2007, the Executive Compensation and Option Committee approved and the Board of Directors ratified the determination to vest the fifth and final tranche of restricted Common Stock remaining from the July 1999 and January 2003 grants, as of January 1, 2008, in the amount of 18,906, 8,631, 6,871 and 7,465 shares for Messrs. Hersh, Lefkowitz, Grossman and Thomas, respectively, and to pay the related tax gross-up payments of $413,389, $188,721, $150,238 and $163,256 to Messrs. Hersh, Lefkowitz, Grossman and Thomas, respectively.

        The Executive Compensation and Option Committee did not establish fixed performance targets in advance of the 2007 fiscal year for the purpose of determining whether or not the shares of restricted Common Stock granted pursuant to the LTIP awards that were eligible to vest in respect of such fiscal year would in fact vest. In 2007, the "flexible criteria" used by the Executive Compensation and Option Committee to determine whether or not to declare the fifth and final tranche of the 1999 and 2003 LTIP awards vested were the Company's maintenance of a strong balance sheet, its leading leasing and tenant occupancy performance in its market, its completion of a successful $252 million equity offering in February 2007, total return to stockholders (defined as dividends plus stock appreciation) over the previous three and five year periods, its successful entry into the downtown New York City market and the disposition of non-strategic assets.

        In light of the expiration of the performance and vesting periods under the 2003 LTIP awards, the Executive Compensation and Option Committee determined that it was in the best interests of the Company and its stockholders to provide for new LTIP awards for the named executive officers so that their personal interests would continue to be linked to those of the Company's stockholders as an incentive for future, long-term performance. On September 12, 2007, the Executive Compensation and Option Committee approved and the Board of Directors ratified the grant of new LTIP awards in the form of multi-year restricted share awards (the "Multi-Year Performance Awards") for each of Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, which were issued on January 2 2008, in the amount of 100,619, 41,925, 33,540, 33,540 and 20,962 shares, respectively. The Executive Compensation and Option Committee fixed the number of shares issued to each named executive officer pursuant the Multi-Year Performance Awards and the vesting schedule for such shares at amounts that are intended to yield, over the course of the performance period, a potential range of annual equity compensation (including the value of tax gross-up payments) that will constitute approximately the same percentage of total annual compensation each year and result in approximately the same ratios of base salary, cash bonus, stock bonus and LTIP compensation to total annual compensation each year, and for the potential range of such total annual compensation to be consistent with the current total annual compensation of each officer and those officers at the Peer Group REITs.

        The Multi-Year Performance Awards may vest commencing January 1, 2009, with the number of restricted shares of Common Stock scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period equal to:

  (i)
  15% of such Restricted Shares on January 1, 2009;

  (ii)
  15% of such Restricted Shares on January 1, 2010;

  (iii)
  20% of such Restricted Shares on January 1, 2011;

  (iv)
  25% of such Restricted Shares on January 1, 2012; and

  (v)
  25% of such Restricted Shares on January 1, 2013, with any unvested Restricted Shares carried forward into 2014 and 2015.

        The vesting of each tranche of shares under the Multi-Year Performance Awards is subject to the attainment of annual performance goals to be set by the Executive Compensation and Option Committee for each year.

        In connection with the Multi-Year Performance Awards, the Executive Compensation and Option Committee approved and the Board of Directors ratified the entering into of tax gross-up agreements with Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas for certain tax gross-up payments. Each such tax gross-up payment is a dollar amount equal to forty-three percent (43%) of the fair market value of the underlying restricted Common Stock at the time of vesting, exclusive of dividends. The tax gross-up payments, which the Committee and the Board of Directors historically have awarded in connection with any restricted stock awards to the named executive officers, enable the Company's named executive officers to retain the full economic benefit of equity compensation awards without having to dispose of a portion of such awards to satisfy the tax withholding obligations associated with such awards.

        401(k) Savings Plans.    Employees of the Company, other than those assigned to the Gale Company and affiliated employers, who have attained age 21 and completed one-half year of service with the Company are eligible to participate in the Mack-Cali Realty Corporation 401(k) Savings/Retirement Plan (the "401(k) Plan"). Eligible employees may elect to defer from 1% up to 30% of their annual compensation on a pre-tax basis to the 401(k) Plan, subject to certain limitations imposed by federal law. The amounts contributed by employees are immediately vested and non-forfeitable. The Company may make discretionary matching or profit sharing contributions to the 401(k) Plan on behalf of eligible participants in any plan year. Participants are always 100% vested in their pre-tax contributions and will begin vesting in any matching or profit sharing contributions made on their behalf after two years of service with the Company at a rate of 20% per year, becoming 100% vested after a total of six years of service with the Company. The assets of the 401(k) Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the 401(k) Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

        All employees of the Gale Company and other affiliated participating employers, other than certain employees who are represented for collective bargaining purposes by a labor organization, who have attained age 20 1/2 and completed one-half year of service with a participating employer are eligible to participate in the Gale Company Employee Savings Plan (the "Gale Plan"). The Gale Plan permits eligible employees to defer their annual compensation on a pre-tax basis, subject to certain limitations imposed by federal law. The amounts contributed by employees are immediately vested and non-forfeitable. The Gale Company or the participant's employer may match the employee's deferral at the rate of 50% of the first six percent of the employee's annual compensation for employees who have at least 1,000 hours of service and are employed on the last day of the plan year. In addition, the Company, at management's discretion, may make discretionary contributions. Participants become 50 percent vested in employer contributions after two years of service and become 100 percent vested after three years. The assets of the Gale Plan are held in trust and a separate account is established for each participant. A participant may receive a distribution of his vested account balance in the Gale Plan in a single sum or installment payment or in the form of an annuity upon his termination of service with the Company.

        Effective April 1, 2007, the Gale Plan was merged into the 401(k) Plan. In accordance with the Gale/Green transactions, the Company continued to make matching contributions to former Gale Plan participants under the Gale Plan matching contribution formula through the payroll period ending May 4, 2007. Moreover, federal law requires the Company to preserve (i) the Gale Plan vesting schedule for certain Gale Plan participants with three or more years of service as of May 4, 2007 and (ii) certain benefits previously offered under the Gale Plan.

        Severance and Change-in-Control Payments.    Pursuant to their employment agreements entered into in 1999, 2000 and 2006, each of the executive officers is eligible for certain benefits upon the occurrence of a change in control or in certain instances upon termination of employment. The provisions governing such payments are designed to be competitive with comparable employment contract provisions of executives officers of other public REITs. The employment agreements of each of the Company's named executive officers provide for the payment of specified benefits in the event of the executive's termination following a change in control, the executive's termination for "good reason" or the executive's involuntary termination "without cause" (as such terms are defined in the respective employment agreements). The potential payments to be made to the Company's named executive officers upon termination following a change in control are designed to keep the executive officers engaged both before and during an impending business combination to ensure continuity in management during a change in control. When the Executive Compensation and Option Committee made its various annual compensation determinations during the last fiscal year, it assumed that none of the payment triggers would occur during the period with respect to which such compensation determinations were made. Consequently, these arrangements did not impact the Company's overall compensation objectives or affect determinations with respect to annual compensation levels of the named executive officers.

        Each of the employment agreements of the Company's named executive officers was negotiated at arms length, was approved by the Board of Directors and reflects severance triggers and benefits that, at the time the agreements were entered into, the Board of Directors believed to have been market terms and in the best interests of the Company and its stockholders. In consideration of each named executive officer's long-term commitment to the Company pursuant to the terms and conditions of their respective employment agreements, which include non-compete provisions, the Board of Directors believes that the severance benefits payable to the named executive officers in connection with a termination without cause, for good reason or upon a change in control are necessary to attract and retain exceptional members of management by providing the named executive officers with the benefit of the remuneration for which they bargained.

        The employment agreements for Messrs. Hersh, Lefkowitz and Thomas were entered into in 1999. The employment agreements of Messrs. Grossman and Yeager were entered into in 2000 and 2006, respectively. The potential severance payments to be made to a named executive officer have been set at amounts that, at the time the employment agreements were entered into, the Board of Directors believed were necessary to induce the named executive officers to enter into their respective employment agreements and which the Board of Directors believed would provide an ongoing performance incentive for the executive by removing the risk of unexpected, arbitrary termination of employment.

        Upon termination due to death, disability, without cause, for good reason or in the event of a change in control, Messrs. Hersh, Lefkowitz and Thomas are entitled to receive an aggregate cash payment of $8 million, $2.5 million and $2.5 million, respectively, pursuant to the terms and conditions of their respective employment agreements. Upon termination due to death, disability, without cause or for good reason, Messrs. Grossman and Yeager are entitled to received an aggregate cash payment of $1 million each, pursuant to the terms and conditions of their respective employment agreements. See "Employment Contracts; Potential Payments Upon Termination or Change in Control."

        The Board of Directors believes that where a named executive officer is terminated due to death, disability, without cause, for good reason, or in certain circumstances in connection with a change in control, it is appropriate to pay these severance benefits and to accelerate the vesting of equity compensation awards, as the executive should not suffer the detriment of a breach of the employment agreement by the Company or a change in ownership. These severance payments were intended, at the time each employment agreement was entered into, to represent a multiple of the executive's estimated total annual compensation, and represent a multiple of approximately four, three, three, two and one times the total annual compensation of Messrs. Hersh, Lefkowitz, Thomas, Grossman and Yeager, respectively, based on the total annual compensation at the time their respective employment agreements were entered into. See "Employment Contracts; Potential Payments Upon Termination or Change in Control."

        Other Compensation.    The Company offers limited perquisites to its executive officers, such as travel and transportation allowances. See note 5 under "Executive Compensation—Summary Compensation Table." The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees, nor does it offer non-qualified defined contribution or other deferred compensation plans.

2007 Summary

        During 2007, the Company paid base salaries to its executive officers, which salaries were set prior to the 2007 fiscal year based upon the recommendations of the Executive Compensation and Option Committee and ratified by the Board of Directors, in the following amounts: $1,050,000 to Mr. Hersh, $420,000 to Mr. Lefkowitz, and $370,000 to each of Messrs. Grossman, Yeager and Thomas.

        The Company successfully achieved a number of meaningful objectives during 2007, including the Company's maintenance of a strong balance sheet, its leading leasing and tenant occupancy performance in its market, its completion of a successful $252 million equity offering in February 2007, total return to stockholders (defined as dividends plus stock appreciation) over the previous three and five year periods, its successful entry into the downtown New York City market and the disposition of non-strategic assets. In recognition of the contributions of the executive officers of the Company in connection with these accomplishments, on December 4, 2007, the Executive Compensation and Option

Committee authorized granting the Company's executive officers discretionary incentive and merit-based awards for fiscal year 2007 in the following amounts:

  •
  Cash bonuses in the amounts of $625,000, $350,000, $350,000, $350,000 and $300,000 to Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively.

  •
  Restricted Common Stock bonuses in the amounts of 30,821, 14,010, 14,010, 14,010 and 9,667 shares to Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively. Such shares were vested immediately upon issuance, but are subject to a six (6) month restriction on transfer. In each case the Company paid a tax gross-up on the share grants.

        As described under the heading "LTIP Awards," on December 4, 2007, the Executive Compensation and Option Committee approved and the Board of Directors ratified the determination to vest the fifth and final tranche of restricted Common Stock remaining from the July 1999 and January 2003 grants, as of January 1, 2008, in the amount of 18,906, 8,631, 6,871 and 7,465 shares for Messrs. Hersh, Lefkowitz, Grossman and Thomas, respectively, and to pay the related tax gross-up payments.

        In 2007, the Company made discretionary employer matching contributions of $3,289 to the 401(k) Plan for the plan year ended December 31, 2006 on behalf of each of Messrs. Hersh, Lefkowitz, Grossman and Thomas and a discretionary employer matching contribution of $4,274 to the Gale Plan for the plan year ended December 31, 2006 on behalf of Mr. Yeager.

        The total compensation paid to each of the named executive officers in 2007 was within the median range of total compensation paid to executives at the Peer Group REITs.

        In addition, as further described under the heading "LTIP Awards" above, in light of the expiration of the performance and vesting periods under the 2003 LTIP awards, on September 12, 2007, the Executive Compensation and Option Committee approved and the Board of Directors ratified the grant of new Multi-Year Performance Awards for each of Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, which were issued on January 2 2008, in the amount of 100,619, 41,925, 33,540, 33,540 and 20,962 shares, respectively, and approved the related tax gross-up agreements.

        Chief Executive Officer Compensation.    Mitchell E. Hersh, the President and Chief Executive Officer of the Company, received a base salary during 2007 of $1,050,000 pursuant to the employment agreement entered into in December 1997, as amended and restated in July 1999. Mr. Hersh also was paid a cash bonus of $625,000 in recognition of services performed during fiscal 2007. Mr. Hersh received no fees for his service as a director of the Company during fiscal 2007. The Compensation Committee recognizes Mr. Hersh's contributions to the Company's operations and attempts to ensure that the President and Chief Executive Officer's compensation is commensurate with the compensation of chief executive officers of comparable corporations. On December 4, 2007, the Executive Compensation and Option Committee approved and the Board of Directors ratified the grant, effective December 4, 2007, of 30,821 shares of restricted Common Stock to Mr. Hersh and approved the payment of the related tax gross-up, as further described under the heading "2007 Summary" above. In addition, in December 2002, the Executive Compensation and Option Committee approved and the Board of Directors ratified the grant, effective January 2, 2003, of 60,000 shares of restricted Common Stock to Mr. Hersh as described under the heading "LTIP Awards" above. On December 5, 2006, the Executive Compensation and Option Committee approved and the Board of Directors ratified the determination to declare 18,906 shares of restricted Common Stock previously granted to Mr. Hersh fully vested as of January 1, 2007 and to pay the related tax gross-up payment. The Committee and the Board of Directors deemed such bonus, restricted Common Stock awards and Mr. Hersh's total compensation appropriate in light of Mr. Hersh's substantial contribution to the Company's growth and success in 2007. As further described under the heading "LTIP Awards" above, Mr. Hersh was also awarded 100,619 shares of restricted Common Stock on September 12, 2007, which were issued to

Mr. Hersh on January 2, 2008, pursuant to the Company's new Multi-Year Performance Awards for the named executive officers.

        The Executive Compensation and Option Committee's policies and procedures for determining Mr. Hersh's compensation are the same policies and procedures for determining the compensation of the other named executive officers. The compensation paid to the Company's named executive officers during 2007, including Mr. Hersh, was fixed by the Executive Compensation and Option Committee based upon the Company's overall performance, the flexible performance criteria previously discussed, and the individual performance of the named executive officers at amounts that were within the median range of total compensation paid to the executive officers of similar positions at the Peer Group REITs. Fixing the compensation of the Company's named executive officers at these amounts, although within the median range of total compensation relative to the Peer Group REITs in 2007, resulted in a disparity between Mr. Hersh's total compensation and that of the next highest compensated named executive officer of approximately $2 million. The Executive Compensation and Option Committee has determined that the compensation paid to Mr. Hersh is both consistent with the compensation paid to principal executive officers at the Peer Group REITs and appropriate in light of Mr. Hersh's significant role with the Company, including without limitation his responsibilities for the strategic direction and long-term planning for the Company as its President. Mr. Hersh's compensation package was presented to and ratified by the full Board of Directors of the Company shortly after it was set by the Executive Compensation and Option Committee and before any compensation awards were finalized. Based on the foregoing factors, the Executive Compensation and Option Committee believes that Mr. Hersh's compensation as compared to both the principal executive officers of the Peer Group REITs and the other named executive officers of the Company is appropriate.

Executive Compensation and Option Committee Report

        The Executive Compensation and Option Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and the Company's proxy statement relating to the annual meeting of stockholders to be held on May 21, 2008. This report is provided by the following independent directors, who comprise all of the members of the Executive Compensation and Option Committee:

EXECUTIVE COMPENSATION AND OPTION COMMITTEE OF THE BOARD OF DIRECTORS
Alan G. Philibosian, Chairman Kenneth M. Duberstein Vincent Tese

Executive Compensation and Option Committee Interlocks and Insider Participation

        The Executive Compensation and Option Committee consists of Alan G. Philibosian, chairman, Kenneth M. Duberstein and Vincent Tese. No member of the Executive Compensation and Option Committee was at any time in 2007 or at any other time an officer or employee of the Company, and no member had any relationship with the Company requiring disclosure as a related-person transaction in the section "Certain Relationships and Related Transactions." No executive officer of the Company has served on the board of directors or compensation committee of any other entity that has or has had one or more executive officers who served as a member of our board of directors or Executive Compensation and Option Committee at any time in 2007.

COMPENSATION OF DIRECTORS

        Directors' Fees.    In 2007, each non-employee director was paid an annual fee of $30,000, plus $1,500 for attendance at, or telephonic participation in, any board or committee meeting. The Chairmen of each of the Audit Committee and the Executive Committee were paid an additional annual fee of $10,000. The Chairmen of each of the Nominating and Corporate Governance Committee and the Executive Compensation and Option Committee were paid an additional annual fee of $5,000. The Company does not pay director fees to employee directors, who in fiscal 2007 consisted of Mitchell E. Hersh. Each director also was reimbursed for expenses incurred in attending board and committee meetings. For fiscal year 2007, the Company's non-employee directors received directors' fees or fee equivalents (see "Compensation of Directors—Directors' Deferred Compensation Plan" below) in the amounts set forth in the table below.

        Directors' Deferred Compensation Plan.    Pursuant to the Directors' Deferred Compensation Plan, effective as of January 1, 1999, each non-employee director is entitled to defer all or a specified portion of the annual fee to be paid to such director. The account of a director who elects to defer such compensation under the Directors' Deferred Compensation Plan is credited with the hypothetical number of stock units, calculated to the nearest thousandths of a unit, determined by dividing the amount of cash compensation deferred on the quarterly deferral date by the closing market price of the Common Stock on such quarterly deferral date. Any stock dividend declared by the Company on Common Stock results in a proportionate increase in units in the director's account as if such director held shares of Common Stock equal to the number of units in such director's account. Payment of a director's account may only be made in a lump sum in shares of Common Stock equal to the number of units in a director's account after either the director's service on the Board of Directors has terminated or there has been a change in control of the Company. In 2007, the director accounts of William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg elected to receive a portion of their cash fees earned in 2007 in the form of deferred stock units.

        Directors' Stock Incentive Plans.    The Company has two equity compensation plans pursuant to which equity compensation awards to non-employee members of the Board of Directors may be made: the Amended and Restated 2000 Director Stock Option Plan of Mack-Cali Realty Corporation (the "2000 Director Stock Option Plan"), and the Mack-Cali Realty Corporation 2004 Incentive Stock Plan (the "2004 Incentive Plan"). References to the "Director Incentive Plans" herein refer to the 2000 Director Stock Option Plan and the 2004 Incentive Plan, collectively. Pursuant to the Director Incentive Plans, each non-employee director is automatically granted a non-qualified option to purchase 5,000 shares of Common Stock in connection with the director's initial election or appointment to the Board of Directors. These grants under the Director Incentive Plans are made at an exercise price equal to the "fair market value" (as defined under the Director Incentive Plans) at the time of the grant of the shares of Common Stock subject to such option. The Executive Compensation and Option Committee may make additional discretionary option grants to eligible directors, consistent with the terms of the Director Incentive Plans. The Board of Directors may amend, suspend or terminate the Director Incentive Plans at any time, except that any amendments that would constitute a material revision to either of the Director Incentive Plans must be submitted for stockholder approval pursuant to applicable NYSE rules. In 2007, 17,600 shares of restricted Common Stock were granted to the non-employee members of the Board of Directors pursuant to the Director Incentive Plans.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)		All Other Compensation ($)(3)	Total($)
William L. Mack	52,000	56,064	(6)	19,326	127,390
Alan S. Bernikow	55,000	56,064	(7)	—	111,064
Martin S. Berger(4)	24,000	56,064	(8)	—	80,064
John R. Cali	42,000	56,064	(9)	—	98,064
Kenneth M. Duberstein	46,500	56,064	(10)	—	102,564
Nathan Gantcher	54,000	56,064	(11)	17,482	127,546
David S. Mack	39,000	56,064	(12)	6,477	101,541
Alan G. Philibosian	57,500	56,064	(13)	9,727	123,291
Irvin D. Reid	42,000	56,064	(14)	18,394	116,458
Vincent Tese	57,500	56,064	(15)	20,526	134,090
Robert F. Weinberg(5)	15,000	—	(16)	—	15,000
Roy J. Zuckerberg	48,000	56,064	(17)	17,482	121,546

TOTAL:	532,500	616,704		109,414	1,258,618

(1)
Of the cash fees earned or paid to William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg in 2007, the following amounts were paid for cash fees earned in 2007 and paid in deferred stock units in lieu of cash pursuant to elections made by each such director: $40,000, $30,000, $30,000, $17,500, $30,000, $35,000 and $30,000 for Messrs. Mack, Gantcher, Mack, Philibosian, Reid, Tese and Zuckerberg, respectively.

(2)
On December 4, 2007, each non-employee member of the Board of Directors was granted 1,600 shares of restricted Common Stock. The value of these shares of restricted Common Stock recognized by the Company in its financial statements is $35.04 per share calculated in accordance with FASB No. 123(R), which was the grant date fair market value of such shares. The Company accounted for stock options and restricted Common Stock awards granted prior to 2002 using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. In 2002, the Company adopted the provisions of FASB No. 123, and in 2006, the Company adopted the provisions of FASB No. 123(R). For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements beginning on page 75 of the Company's Annual Report on Form 10-K for the year ended December 31, 2007.

(3)
Deferred stock units awarded to William L. Mack, Nathan Gantcher, David S. Mack, Alan G. Philibosian, Irvin D. Reid, Vincent Tese and Roy J. Zuckerberg in 2007 include (i) quarterly deemed stock dividends earned in 2007 on cumulative deferred stock units under the Mack-Cali Realty Corporation Deferred Compensation Plan for Directors in the amounts of $19,326, $17,482, $6,477, $9,727, $18,394, $20,526 and $17,482 for Messrs. Mack, Gantcher, Mack, Philibosian, Reid, Tese and Zuckerberg, respectively.

(4)
Mr. Berger was appointed to the Board of Directors following the 2007 Annual Meeting pursuant to his agreement with Mr. Weinberg. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

(5)
Mr. Weinberg resigned from the Board of Directors following the 2007 Annual Meeting pursuant to his agreement with Mr. Berger. See "Certain Relationships and Related Transactions—Robert Martin Agreement."

(6)
As of December 31, 2007, Mr. Mack had vested options to purchase 18,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(7)
As of December 31, 2007, Mr. Bernikow had vested options to purchase 5,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(8)
As of December 31, 2007, Mr. Berger had vested options to purchase 8,000 shares of Common Stock and 1,600 unvested shares of restricted Common Stock.

(9)
As of December 31, 2007, Mr. Cali had 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(10)
As of December 31, 2007, Mr. Duberstein had vested options to purchase 5,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(11)
As of December 31, 2007, Mr. Gantcher had vested options to purchase 20,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(12)
As of December 31, 2007, Mr. Mack had vested options to purchase 5,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(13)
As of December 31, 2008, Mr. Philibosian had vested options to purchase 18,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(14)
As of December 31, 2007, Dr. Reid had 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(15)
As of December 31, 2007, Mr. Tese had 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

(16)
As of December 31, 2007, Mr. Weinberg had vested options to purchase 10,000 shares of Common Stock and 1,200 unvested shares of restricted Common Stock that vested on January 1, 2008.

(17)
As of December 31, 2007, Mr. Zuckerberg had vested options to purchase 20,000 shares of Common Stock and 2,800 unvested shares of restricted Common Stock, including 1,200 shares that vested on January 1, 2008.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation of the chief executive officer, the chief financial officer, and the three most highly compensated executive officers of the Company other than the chief executive officer and the chief financial officer (collectively, the "Named Executive Officers") for the Company's fiscal years ended December 31, 2007 and 2006:

Summary Compensation Table

Name and Principal Position	Year	Salary($)		Bonus($)	Stock Awards($)(2)		All Other Compensation($)		Total ($)
Mitchell E. Hersh President and Chief Executive Officer	2007 2006	1,050,000 1,029,808	(1)	625,000 625,000	1,047,569 1,254,782	(3) (4)	1,068,074 762,384	(6)(7) (8)(9)	3,790,643 3,671,974
Barry Lefkowitz Executive Vice President and Chief Financial Officer	2007 2006	420,000 411,923	(1)	350,000 350,000	476,183 567,556	(3) (4)	478,191 402,198	(6)(7) (8)(9)	1,724,374 1,731,677
Michael A. Grossman Executive Vice President	2007 2006	370,000 362,885	(1)	350,000 350,000	476,183 567,556	(3) (4)	433,802 354,246	(6)(7) (8)(9)	1,629,985 1,634,687
Mark Yeager Executive Vice President	2007 2006	370,000 227,692	(1)	350,000 350,000	476,183 769,620	(3) (4)(5)	365,942 145,242	(6)(7) (8)(9)	1,562,125 1,492,554
Roger W. Thomas Executive Vice President, General Counsel and Secretary	2007 2006	370,000 362,885	(1)	300,000 300,000	328,570 403,006	(3) (4)	352,996 331,908	(6)(7) (8)(9)	1,351,566 1,397,799

(1)
The annual base salaries of Messrs. Hersh, Lefkowitz, Grossman and Thomas for 2006 were $1,050,000, $420,000, $370,000 and $370,000, respectively. Due to a change in the Company's payroll calendar during 2006, the salaries for Messrs. Hersh, Lefkowitz, Grossman and Thomas in the table above reflect what was actually paid during the year. The annual base salary of Mr. Yeager for 2006 was $370,000. Mr. Yeager's 2006 salary in the table above reflects what was actually paid to him from the commencement of his employment on May 9, 2006 through December 31, 2006.

(2)
The Company accounted for stock options and restricted Common Stock awards granted prior to 2002 using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related Interpretations. In 2002, the Company adopted the provisions of FASB No. 123, and in 2006, the Company adopted the provisions of FASB No. 123(R). For a discussion of the Company's accounting treatment of its equity compensation awards, see Note 2: Significant Accounting Policies—Stock Compensation, to the Company's financial statements beginning on page 75 of the Company's Annual Report on Form 10-K for the year ended December 31, 2007. Amounts reported under the "Stock Awards" in the table above reflect the value of such awards recognized by the Company in its financial statements calculated in accordance with FASB No. 123(R).

(3)
On December 4, 2007, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued 30,821, 14,010, 14,010, 14,010 and 9,667 shares of restricted Common Stock, respectively. Such shares of restricted Common Stock were fully vested as of the grant date and subject to a six (6) month restriction on transfer. The value of these shares of restricted Common Stock recognized by the Company in its financial statements is $33.9888 per share calculated in accordance with FASB No. 123(R).

(4)
On December 5, 2006, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued 15,000, 8,500, 8,500, 4,950 and 7,010 shares of restricted Common Stock, respectively. Such shares of restricted Common Stock were fully vested as of the grant date. The value of these shares of restricted Common Stock recognized by the Company in its financial statements is $53.45 per share calculated in accordance with FASB No. 123(R). Also on December 5, 2006, and based upon the Company's performance in 2006, its consummation of portfolio acquisition and disposition transactions, and the Company's high stock price achieved in 2006, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued an additional 8,222, 2,055, 2,055, 1,028 and 514 shares of restricted Common Stock, respectively. These shares of restricted Common Stock vest in two equal annual installments on January 1, 2007 and January 1, 2008. The value of these shares of restricted Common Stock recognized by the Company in its financial statements is $55.10 per share calculated in accordance with FASB No. 123(R). The recipients were, under the terms of all of the above restricted share award agreements, prohibited from transferring any shares until six (6) months had elapsed from the grant date.

(5)
On May 15, 2006, Mr. Yeager was issued 10,000 shares of restricted Common Stock pursuant to his employment agreement. Such shares of restricted Common Stock vest in two equal annual installments on January 1, 2007 and January 1, 2008. The value of these shares of restricted Common Stock recognized by the Company in its financial statements is $44.84 per share calculated in accordance with FASB No. 123(R).

(6)
Includes the following tax gross-up payments:

(i)
$503,278, $211,177, $172,694, $120,566 and $168,845 for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively, relating to restricted Common Stock which vested on January 1, 2007; and

(ii)
$467,699, $212,598, $212,598, $212,586 and $146,694 for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively, relating to restricted Common Stock which vested on December 4, 2007.

(7)
Includes the following compensation:

(i)
Mr. Hersh's Amended and Restated Employment Agreement with the Company entitles him to participate in any security plan of the Company, pursuant to which the Company provides a vehicle for Mr. Hersh's exclusive use for which the Company incurred expenses of approximately $34,884 in 2007 and for which the Company expensed the full value in 2007;

(ii)
Annual vehicle allowances for Messrs. Lefkowitz, Grossman, Yeager and Thomas in the amounts of $26,400, $25,000, $14,400 and $14,400, respectively, in 2007;

(iii)
Dividends earned in 2007 on unvested shares of restricted Common Stock in the amounts of $58,924, $24,727, $20,221, $14,116 and $19,768 for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively;

(iv)
In 2007, the Company made discretionary employer matching contributions of $3,289 to the 401(k) Plan for the plan year ended December 31, 2006 on behalf of each of Messrs. Hersh, Lefkowitz, Grossman and Thomas; and

(v)
In 2007, the Company made a discretionary employer matching contribution of $4,274 to the Gale Plan for the plan year ended December 31, 2006 on behalf of Mr. Yeager.

(8)
Includes the following tax gross-up payments:

(i)
$280,377, $128,000, $101,881 and $110,705 for Messrs. Hersh, Lefkowitz, Grossman and Thomas, respectively, relating to restricted Common Stock which vested on January 1, 2006; and

(ii)
$355,395, $201,391, $201,391, $117,280 and $166,088 for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively, relating to restricted Common Stock which vested on December 5, 2006.

(9)
Includes the following compensation:

(i)
Mr. Hersh's Amended and Restated Employment Agreement with the Company entitles him to participate in any security plan of the Company, pursuant to which the Company provides a vehicle for Mr. Hersh's exclusive use for which the Company incurred expenses of approximately $27,500 in 2006 and for which the Company expensed the full value in 2006;

(ii)
Annual vehicle allowances for Messrs. Lefkowitz, Grossman, Yeager and Thomas in the amounts of $25,892, $13,000, $8,862 (pro-rated for eight months) and $14,123, respectively, in 2006;

(iii)
Dividends earned in 2006 on unvested shares of restricted Common Stock in the amounts of $96,042, $43,845, $34,905, $19,100 and $37,922 for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively; and

(iv)
In 2006, the Company made discretionary contributions of $3,070 to the 401(k) Plan for the plan year ended December 31, 2005 on behalf of each of Messrs. Hersh, Lefkowitz, Grossman and Thomas.

Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units(#)	Grant Date Fair Value of Stock and Option Awards($)
Mitchell E. Hersh President and Chief Executive Officer	12/04/07	30,821	1,047,569
Barry Lefkowitz Executive Vice President and Chief Financial Officer	12/04/07	14,010	476,183
Michael A. Grossman Executive Vice President	12/04/07	14,010	476,183
Mark Yeager Executive Vice President	12/04/07	14,010	476,183
Roger W. Thomas Executive Vice President, General Counsel and Secretary	12/04/07	9,667	328,570

        On December 4, 2007, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued 30,821, 14,010, 14,010, 14,010 and 9,667 shares of restricted Common Stock, respectively. Such shares of restricted Common Stock were fully vested as of the grant date. The recipients were, under the terms of all of such restricted share award agreements, prohibited from transferring any shares until six (6) months had elapsed from the grant date. The grant date fair market value of the restricted Common Stock recognized by the Company in its financial statements calculated in accordance with FASB No. 123(R) is based upon a $33.9888 stock price.

Employment Contracts; Potential Payments Upon Termination or Change in Control

        Mitchell E. Hersh Employment Agreement.    On July 1, 1999, following the appointment of Mitchell E. Hersh as Chief Executive Officer of the Company on April 18, 1999, the Company and Mr. Hersh amended and restated Mr. Hersh's employment agreement with the Company (the "Amended and Restated Hersh Agreement"), providing for a constant four year term. In May 2004, Mr. Hersh was appointed to the additional position of President of the Company. Mr. Hersh's current annual base salary is $1,050,000, with annual increases within the discretion of the Executive Compensation and Option Committee. Mr. Hersh also is eligible to receive an annual bonus, restricted share awards and options within the discretion of the Board of Directors or the Executive Compensation and Option Committee, as the case may be. Pursuant to the Company's equity compensation plans, Mr. Hersh was awarded 62,500 shares of restricted Common Stock as of July 1, 1999, and with respect to each tax year in which such shares of restricted Common Stock vest and are distributed to him, Mr. Hersh is entitled to receive a tax gross-up payment from the Company equal to forty-three percent (43%) of the fair market value of such restricted shares at the time of vesting, exclusive of dividends. On January 2, 2003, the Company, with the consent of Mr. Hersh, amended Mr. Hersh's 1999 restricted Common Stock grant to vest the 15,625 shares of restricted Common Stock scheduled to vest in 2003 (which otherwise would not have vested), lengthen the vesting period of the remaining 15,625 unvested shares of restricted Common Stock scheduled to vest in 2004 by four years, and replace the existing performance goals with flexible, annual performance criteria to be set by the Executive Compensation and Stock Option Committee for each year (the "2003 Hersh Restricted Stock Amendment"). In addition, on January 2, 2003, 60,000 shares of restricted Common Stock were issued to Mr. Hersh (the "January 2003 Hersh Restricted Stock Grant") with vesting subject to the attainment of flexible, annual performance criteria to be set by the Executive Compensation and Stock Option Committee for each year and an entitlement to tax gross-up payments upon such vesting, with the number of shares scheduled to be vested and earned on each vesting date on an annual basis over a five to seven year period, provided certain performance requirements are satisfied, generally equal to 15% of such restricted Common Stock on the vesting date in year one, 15% of such restricted Common Stock on the vesting date in year two, 20% of such restricted Common Stock on the vesting date in year three, 25% of such restricted Common Stock on the vesting date in year four and 25% of such restricted Common Stock on the vesting date in year five, with any unvested stock carried forward into subsequent years including year six and year seven. On January 1, 2004, 11,344 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2005, 11,344 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2006, 15,125 shares of restricted Common Stock vested for Mr. Hersh; on January 1, 2007, 18,906 shares of restricted Common Stock vested for Mr. Hersh; and on January 1, 2008 18,906 shares of restricted Common Stock vested for Mr. Hersh.

        On December 2, 2003, 12,448 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer; on December 7, 2004, 13,514 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer; on December 6, 2005, 14,600 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer; on December 5, 2006, Mr. Hersh was awarded: (i) 15,000 shares of restricted Common Stock which were fully vested upon issuance and subject to a six month restriction on transfer, and (ii) 8,222 shares of restricted Common Stock which vested in two equal annual installments on January 1, 2007 and January 1, 2008 and which were subject to a six month restriction on transfer; and on December 4, 2007, 30,821 shares of restricted Common Stock were issued to Mr. Hersh which were fully vested upon issuance and subject to a six month restriction on transfer.

        Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Hersh was issued 100,619 shares of restricted Common Stock which may vest beginning on January 1, 2009. See "Compensation Discussion And Analysis—LTIP Awards."

        Mr. Hersh is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Hersh is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

  (i)
  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

  (ii)
  any earned but unpaid incentive compensation or bonuses; and

  (iii)
  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Hersh is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

  (i)
  an aggregate cash payment of $8,000,000 fixed by the Amended and Restated Hersh Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 100,619 unvested shares of restricted Common Stock, which were issued to Mr. Hersh on January 2, 2008, with an estimated present value of $3,421,046 assuming such shares had been outstanding on the assumed termination date of December 31, 2007, and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007;

  (iv)
  the tax gross-up payments in connection with the vesting of all 100,619 unvested shares of restricted Common Stock valued at $1,471,050, assuming such shares had been outstanding on the assumed termination date of December 31, 2007; and

  (v)
  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2007 is estimated to be approximately $75,000.

        Under the Amended and Restated Hersh Agreement:

  (i)
  "cause" is defined as:

  (a)
  willful and continued failure to use best efforts to substantially perform his duties (other than any such failure resulting from his incapacity due to physical or mental illness) for a period of thirty (30) days after written demand for substantial performance is delivered by the Company specifically identifying the manner in which the Company believes he has not substantially performed his duties;

  (b)
  willful misconduct and/or willful violation of the covenant to not disclose confidential information about the Company contained in Paragraph 11 of the Amended and Restated Hersh Agreement, which is materially economically injurious to the Company and the Operating Partnership taken as a whole;

  (c)
  the willful violation of the covenant not to compete contained in Paragraph 13 of the Amended and Restated Hersh Agreement; or

  (d)
  conviction of, or plea of guilty to, a felony.

        For purposes of the definition of "cause" under the Amended and Restated Hersh Agreement, no act, or failure to act, on his part shall be considered "willful" unless done, or omitted to be done, by him (I) not in good faith and (II) without reasonable belief that his action or omission was in furtherance of the interests of the Company.

  (ii)
  "disability" is defined as a determination by the Company, upon the advice of an independent qualified physician, that he has become physically or mentally incapable of performing his duties under the Amended and Restated Hersh Agreement and that such disability has disabled him for a cumulative period of one hundred eighty (180) days within a twelve (12) month period.

  (iii)
  "good reason" is defined as:

  (a)
  a material breach of the Amended and Restated Hersh Agreement by the Company, including but not limited to an assignment to him of duties materially and adversely inconsistent with his status as Chief Executive Officer or a member of the Board of Directors, or a material or adverse alteration in the nature of or diminution in his duties and/or responsibilities, reporting obligations, titles or authority;

  (b)
  a reduction in his annual base salary or material reduction in other benefits (except for bonuses or similar discretionary payments) as in effect at the time in question, a failure to pay such amounts when due or any other failure by the Company to furnish the compensation and benefits required by Paragraph 4 of the Amended and Restated Hersh Agreement;

    (c)
    termination within six (6) months of receipt of a notice of non-renewal of the term of the Amended and Restated Hersh Agreement;

    (d)
    termination on or within six (6) months of a change in control;

    (e)
    upon any purported termination of his employment for cause which is not effected pursuant to the procedures required by Paragraph 5 of the Amended and Restated Hersh Agreement;

    (f)
    upon the relocation of the Company's principal executive offices or his own office location to a location that is more than thirty (30) miles away from Cranford, New Jersey; or

    (g)
    his failure to be appointed or reappointed as a member of the Board of Directors.

  (iv)
  "change in control" is defined as the occurrence of any of the following events:

  (a)
  if any "person" or "group" of persons, as such terms are used in Sections 13 and 14 of the Exchange Act, other than an employee benefit plan sponsored by the Company, becomes the "beneficial owner," as such term is used in Section 13 of the Exchange Act (without regard to any vesting or waiting periods) of (I) Common Stock or any class of stock convertible into Common Stock, and/or (II) common or preferred units of the Operating Partnership or any other class of units convertible into common units, in an amount equal to twenty percent (20%) or more of the sum total of the Common Stock and the common units (assuming conversion into common equity of all outstanding classes of stock and units) issued and outstanding immediately prior to such acquisition as if they were a single class and disregarding any equity raise in connection with the financing of such transaction;

  (b)
  if any Common Stock is purchased pursuant to a tender or exchange offer;

  (c)
  upon the dissolution or liquidation of the Company or the consummation of any merger or consolidation of the Company or any sale or other disposition of all or substantially all of its assets, if the stockholders of the Company and unitholders of the Operating Partnership taken as a whole and considered as one class immediately before such transaction own, immediately after consummation of such transaction, equity securities and partnership units possessing less than fifty percent (50%) of the surviving or acquiring company and partnership taken as a whole; or

  (d)
  upon a turnover, during any two (2) year period, of the majority of the members of the Board of Directors, without the consent of the remaining members of the Board of Directors as to the appointment of the new members.

        Barry Lefkowitz Employment Agreement.    On July 1, 1999, the Company and Barry Lefkowitz amended and restated Mr. Lefkowitz's employment agreement with the Company (the "Amended and Restated Lefkowitz Agreement"). The terms and conditions of the Amended and Restated Lefkowitz Agreement are generally similar to those of the Amended and Restated Hersh Agreement, except that (i) Mr. Lefkowitz's annual base salary for 2007 was $420,000, and (ii) Mr. Lefkowitz was awarded 26,094 shares of restricted Common Stock in 1999.

        On January 2, 2003, Mr. Lefkowitz was awarded an additional 28,000 shares of restricted Common Stock (the "January 2003 Lefkowitz Restricted Stock Grant") and his prior restricted Common Stock grant was amended (the "Lefkowitz 2003 Restricted Stock Amendment"), the terms and conditions of each of which are generally similar to those of the January 2003 Hersh Restricted Stock Grant and the Hersh 2003 Restricted Stock Amendment, respectively. On January 1, 2004, 5,179 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2005, 5,179 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2006, 6,905 shares of restricted Common Stock vested for Mr. Lefkowitz; and on January 1, 2007, 8,631 shares of restricted Common Stock vested for Mr. Lefkowitz; on January 1, 2007, shares of restricted Common Stock vested for Mr. Lefkowitz; and on January 1, 2008, 8,631 shares of restricted Common Stock vested for Mr. Lefkowitz. On December 2, 2003, 7,469 shares of restricted Common Stock were issued to Mr. Lefkowitz which were fully vested upon issuance and subject to a six month restriction on transfer; on December 7, 2004, 7,568 shares of restricted Common Stock were issued to Mr. Lefkowitz which were fully vested upon issuance and subject to a six month restriction on transfer; on December 6, 2005, 8,176 shares of restricted Common Stock were issued to Mr. Lefkowitz which were fully vested upon issuance and subject to a six month restriction on transfer; on December 5, 2006, Mr. Lefkowitz was awarded: (i) 8,500 shares of restricted Common Stock which were fully vested upon issuance and subject to a six month restriction on transfer, and (ii) 2,055 shares of restricted Common Stock which vested in two equal annual installments on January 1, 2007 and January 1, 2008 and which were subject to a six month restriction on transfer; and on December 4, 2007, 14,010 shares of restricted Common Stock were issued to Mr. Lefkowitz which were fully vested upon issuance and subject to a six month restriction on transfer.

        Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Lefkowitz was issued 41,925 shares of restricted Common Stock which may vest beginning on January 1, 2009. See "Compensation Discussion And Analysis—LTIP Awards."

        Mr. Lefkowitz is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Lefkowitz is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

  (i)
  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

  (ii)
  any earned but unpaid incentive compensation or bonuses; and

  (iii)
  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Lefkowitz is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

  (i)
  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Lefkowitz Agreement;

  (ii)
  reimbursement of expenses incurred prior to the date of termination;

  (iii)
  immediate vesting of 41,925 unvested shares of restricted Common Stock, which were issued to Mr. Lefkowitz on January 2, 2008, with an estimated present value of $1,425,450, assuming such shares had been outstanding on the assumed termination date of December 31, 2007, and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007;

  (iv)
  the tax gross-up payments in connection with the vesting of all 41,925 unvested shares of restricted Common Stock valued at $612,944, assuming such shares had been outstanding on the assumed termination date of December 31, 2007; and

  (v)
  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2007 is estimated to be approximately $75,000.

        Under the Amended and Restated Lefkowitz Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Hersh Agreement, except that the terms providing for appointment to the Board of Directors in the definition of "good reason" in the Amended and Restated Hersh Agreement are not included in the definition of such term in the Amended and Restated Lefkowitz Agreement.

        Roger W. Thomas Employment Agreement.    On July 1, 1999, the Company and Roger W. Thomas amended and restated Mr. Thomas' employment agreement with the Company (the "Amended and Restated Thomas Agreement"). The terms and conditions of the Amended and Restated Thomas Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) Mr. Thomas' annual base salary for 2007 was $370,000, and (ii) Mr. Thomas was awarded 22,031 shares of restricted Common Stock in 1999. Mr. Thomas was awarded an additional 1,000 shares of restricted Common Stock in March of 2001. On January 2, 2003, Mr. Thomas was awarded an additional 24,000 shares of restricted Common Stock and each of his prior restricted Common Stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Lefkowitz Restricted Stock Grant and the Lefkowitz 2003 Restricted Stock Amendment, respectively. On January 1, 2004, 4,478 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2005 4,478 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2006, 5,972 shares of restricted Common Stock vested for Mr. Thomas; on January 1, 2007, 7,465 shares of restricted Common Stock vested for Mr. Thomas; and on January 1, 2008, 7,465 shares of restricted Common Stock vested for Mr. Thomas. On December 2, 2003, 6,224 shares of restricted Common Stock were issued to Mr. Thomas which were fully vested upon issuance and subject to a six month restriction on transfer; on December 7, 2004, 6,487 shares of restricted Common Stock were issued to Mr. Thomas which were fully vested upon issuance and subject to a six month restriction on transfer; on December 6, 2005, 7,008 shares of restricted Common Stock were issued to Mr. Thomas which were fully vested upon issuance and subject to a six month restriction on transfer; on December 5, 2006, Mr. Thomas was awarded: (i) 7,010 shares of restricted Common Stock which were fully vested upon issuance and subject to a six month restriction on transfer, and (ii) 514 shares of restricted Common Stock which vested in two equal annual installments on January 1, 2007 and January 1, 2008 and which were subject to a six month restriction on transfer; and on December 4, 2007, 9,667 shares of restricted Common Stock were issued to Mr. Thomas which were fully vested upon issuance and subject to a six month restriction on transfer.

        Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Thomas was issued 20,962 shares of restricted Common Stock which may vest beginning on January 1, 2009. See "Compensation Discussion And Analysis—LTIP Awards."

        Mr. Thomas is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Thomas is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

            (i)  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

           (ii)  any earned but unpaid incentive compensation or bonuses; and

          (iii)  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Thomas is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," or if he terminates his employment for any reason within six (6) months of a "change in control," then he would be entitled to the following benefits:

            (i)  an aggregate cash payment of $2,500,000 fixed by the Amended and Restated Thomas Agreement;

           (ii)  reimbursement of expenses incurred prior to the date of termination;

          (iii)  immediate vesting of 20,962 unvested shares of restricted Common Stock, which were issued to Mr. Thomas on January 2, 2008, with an estimated present value of $712,708, assuming such shares had been outstanding on the assumed termination date of December 31, 2007, and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007;

          (iv)  the tax gross-up payments in connection with the vesting of all 20,962 unvested shares of restricted Common Stock valued at $306,464, assuming such shares had been outstanding on the assumed termination date of December 31, 2007; and

           (v)  the continuation of health insurance coverage through the end of his unexpired employment period should his employment be terminated by the Company without "cause," by him for "good reason" or on account of his "disability" or death. The value of such benefits at December 31, 2007 is estimated to be approximately $75,000.

        Under the Amended and Restated Thomas Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Lefkowitz Agreement.

        Michael A. Grossman Employment Agreement.    On December 5, 2000, the Company entered into an employment agreement with Michael A. Grossman (the "Grossman Agreement"). The terms and conditions of the Grossman Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) the Grossman Agreement provides for an initial three year term, and a constant one year term beginning in 2003, (ii) Mr. Grossman's annual base salary for 2007 was $370,000, and (iii) in March 2001, Mr. Grossman was awarded 18,519 shares of restricted Common Stock in addition to the 4,000 shares of restricted Common Stock previously granted to him in 1999, and with respect to each tax year in which such restricted Common Stock vests, Mr. Grossman is entitled to receive a tax gross-up payment.

        On January 2, 2003, Mr. Grossman was awarded an additional 20,000 shares of restricted Common Stock and each of his prior restricted Common Stock agreements was amended, the terms and conditions of each of which are generally similar to those of the January 2003 Lefkowitz Restricted Common Stock Grant and the Lefkowitz 2003 Restricted Common Stock Amendment, respectively. On January 1, 2004, 4,122 shares of restricted Common Stock vested for Mr. Grossman; on January 1, 2005, 4,122 shares of restricted Common Stock vested for Mr. Grossman; on January 1, 2006, 5,496 shares of restricted Common Stock vested for Mr. Grossman; on January 1, 2007, 6,871 shares of restricted Common Stock vested for Mr. Grossman; and on January 1, 2008, 6,871 unvested shares of restricted Common Stock vested for Mr. Grossman. On December 2, 2003, 6,100 shares of restricted Common Stock were issued to Mr. Grossman which were fully vested upon issuance and subject to a six month restriction on transfer; on December 7, 2004, 6,487 shares of restricted Common Stock were issued to Mr. Grossman which were fully vested upon issuance and subject to a six month restriction on transfer; on December 6, 2005, 8,176 shares of restricted Common Stock were issued to Mr. Grossman which were fully vested upon issuance and subject to a six month restriction on transfer; on December 5, 2006, Mr. Grossman was awarded: (i) 8,500 shares of restricted Common Stock which were fully vested upon issuance and subject to a six month restriction on transfer, and (ii) 2,055 shares of restricted Common Stock which vested in two equal annual installments on January 1, 2007 and January 1, 2008 and which were subject to a six month restriction on transfer; and on December 4, 2007, 14,010 shares of restricted Common Stock were issued to Mr. Grossman which were fully vested upon issuance and subject to a six month restriction on transfer.

        Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Grossman was issued 33,540 shares of restricted Common Stock which may vest beginning on January 1, 2009. See "Compensation Discussion And Analysis—LTIP Awards."

        Mr. Grossman is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States. In the event that Mr. Grossman is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

            (i)  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

           (ii)  any earned but unpaid incentive compensation or bonuses; and

          (iii)  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Grossman is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," then he would be entitled to the following benefits:

            (i)  an aggregate cash payment of $1,000,000 fixed by the Grossman Agreement;

           (ii)  reimbursement of expenses incurred prior to the date of termination;

          (iii)  immediate vesting of 33,540 unvested shares of restricted Common Stock, which were issued to Mr. Grossman on January 2, 2008, with an estimated present value of $1,140,360, assuming such shares had been outstanding on the assumed termination date of December 31,

  2007, and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007;

          (iv)  the tax gross-up payments in connection with the vesting of all 33,540 unvested shares of restricted Common Stock valued at $490,355 assuming a termination date of December 31, 2007; and

           (v)  the continuation of health insurance coverage through the end of his unexpired employment period. The value of such benefits at December 31, 2007 is estimated to be approximately $19,000.

        In the event of a "change in control," Mr. Grossman would be entitled to the following benefits:

            (i)  immediate vesting of all 33,540 unvested shares of restricted Common Stock with an estimated present value of $1,140,360, assuming such shares had been outstanding on the assumed change in control date of December 31, 2007 and based upon a stock price of $34.00 per share, which was the closing price of the Company's Common Stock on the NYSE on December 31, 2007;

           (ii)  the tax gross-up payments in connection with the vesting of all 33,540 unvested shares of restricted Common Stock valued at $490,355, assuming such shares had been outstanding on the assumed change in control date of December 31, 2007;

        Under the Grossman Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Lefkowitz Agreement.

        Mark Yeager Employment Agreement.    On May 9, 2006, the Company entered into an employment agreement with Mark Yeager (the "Yeager Agreement"). The terms and conditions of the Yeager Agreement are generally similar to those of the Amended and Restated Lefkowitz Agreement, except that (i) the Yeager Agreement provides for an initial three year term, and a constant one year term beginning in May 2009, (ii) Mr. Yeager's annual base salary for 2007 was $370,000, and (iii) in May 2006, Mr. Yeager was awarded 10,000 shares of restricted Common Stock, and with respect to each tax year in which such restricted Common Stock vests, Mr. Yeager is entitled to receive a tax gross-up payment.

        On January 1, 2007 5,000 shares of restricted Common Stock vested for Mr. Yeager, and on January 1, 2008, 5,000 shares of restricted Common Stock vested for Mr. Yeager. On December 5, 2006, Mr. Yeager was awarded: (i) 4,950 shares of restricted Common Stock which were fully vested upon issuance and subject to a six month restriction on transfer, and (ii) 1,028 shares of restricted Common Stock which vested in two equal annual installments on January 1, 2007 and January 1, 2008 and which were subject to a six month restriction on transfer. On December 4, 2007, 14,010 shares of restricted Common Stock were issued to Mr. Yeager which were fully vested upon issuance and subject to a six month restriction on transfer.

        Pursuant to the Multi-Year Performance Awards authorized by the Board of Directors on September 12, 2007, on January 2, 2008 Mr. Yeager was issued 33,540 shares of restricted Common Stock which may vest beginning on January 1, 2009. See "Compensation Discussion And Analysis—LTIP Awards."

        Mr. Yeager is required to devote substantially all of his business time to the affairs of the Company and, subject to certain excluded activities, generally is restricted during the term of his employment and in the event his employment is terminated by the Company for "cause" or by him without "good reason," for a period of one year thereafter, from conducting any office-service, flex or office property development, acquisition or management activities within the continental United States.

In the event that Mr. Yeager is terminated for "cause" or by him without "good reason," then he would be entitled to the following benefits:

            (i)  any unpaid annual base salary at the rate then in effect accrued through and including the date of termination;

           (ii)  any earned but unpaid incentive compensation or bonuses; and

          (iii)  the right to retain and/or receive any shares of restricted Common Stock which have vested as of the last day of the Company's fiscal year coincident or immediately preceding his termination, and the corresponding tax gross-up payment, irrespective of whether the determination is made after the date of termination.

        In the event that Mr. Yeager is terminated without "cause" or due to his death or "disability," or if he terminates his employment for "good reason," then he would be entitled to the following benefits:

            (i)  an aggregate cash payment of $1,000,000 fixed by the Yeager Agreement;

           (ii)  reimbursement of expenses incurred prior to the date of termination;

          (iii)  immediate vesting of all 33,540 unvested shares of restricted Common Stock, which were issued to Mr. Yeager on January 2, 2008, with an estimated present value of $1,140,360, assuming such shares had been outstanding on the assumed termination date of December 31, 2007, and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007;

          (iv)  the tax gross-up payments in connection with the vesting of all 33,540 unvested shares of restricted Common Stock valued at $490,355, assuming such shares had been outstanding on the assumed termination date of December 31, 2007; and

           (v)  the continuation of health insurance coverage through the end of his unexpired employment period. The value of such benefits at December 31, 2007 is estimated to be approximately $27,000.

        In the event of a "change in control," Mr. Yeager would be entitled to the following benefits:

            (i)  immediate vesting of all 33,540 unvested shares of restricted Common Stock with an estimated present value of $1,140,360, assuming such shares had been outstanding on the assumed change in control date of December 31, 2007 and based upon a stock price of $34.00 per share, which was the closing price of the Common Stock on the NYSE on December 31, 2007; and

           (ii)  the tax gross-up payments in connection with the vesting of all 33,540 unvested shares of restricted Common Stock valued at $490,355, assuming such shares had been outstanding on the assumed change in control date of December 31, 2007.

        Under the Yeager Agreement, the terms "cause," "disability," "good reason," and "change in control" have the same meaning of such terms in the Amended and Restated Lefkowitz Agreement.

        Any severance payments to the named executive officers made in accordance with the terms and conditions of their respective employment agreements described herein above shall be made in one lump sum as required by such employment agreements.

        The following table sets forth information regarding approximate amounts payable to each of our named executive officers pursuant to their respective employment agreements (other than compensation earned, but not yet paid in 2008), assuming that their employment has been terminated or in the event of a change in control as of December 31, 2007.

Potential Payments Upon Termination or Change In Control

Name	Payments upon termination by Company without cause, by executive for good reason or due to death or disability of executive(1)		Payments upon a change in control(1)		Payments upon termination by the executive for any reason within six months of a change in control(1)
Mitchell E. Hersh President and Chief Executive Officer	$12,967,096	(2)	—		$12,967,096	(7)
Barry Lefkowitz Executive Vice President and Chief Financial Officer	4,613,394	(3)	—		4,613,394	(8)
Michael A. Grossman Executive Vice President	2,649,715	(4)	$1,630,715	(9)	—
Mark Yeager Executive Vice President	2,657,715	(5)	1,630,71	(10)	—
Roger W. Thomas Executive Vice President, General Counsel and Secretary	3,594,172	(6)	—		3,594,172	(11)

(1)
The terms "cause," "good reason" (which includes without limitation a termination by the Company within six (6) months of a change in control), "disability" and "change in control" have the meanings ascribed to such terms in the respective employment agreements of the named executive officers (as summarized above).

(2)
Amount includes: (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 100,619 unvested shares of restricted Common Stock valued at $3,421,046 and $1,471,050 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

(3)
Amount includes: (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 41,925 unvested shares of restricted Common Stock valued at $1,425,450 and $612,944 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

(4)
Amount Includes: Amount includes: (i) an aggregate cash payment of $1,000,000; (ii) immediate vesting of 33,540 unvested shares of restricted Common Stock valued at $1,140,360 and $490,355 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of executive's unexpired employment period valued at approximately $19,000.

(5)
Amount includes: (i) an aggregate cash payment of $1,000,000; (ii) immediate vesting of 33,540 unvested shares of restricted Common Stock valued at $1,140,360 and $490,355 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of executive's unexpired employment period valued at approximately $27,000.

(6)
Amount includes: (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 20,962 unvested shares of restricted Common Stock valued at $712,708 and $306,464 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

(7)
Amount is payable if Mr. Hersh terminates his employment for any reason within six (6) months after a change in control and includes: (i) an aggregate cash payment of $8,000,000; (ii) immediate vesting of 100,619 unvested shares of restricted Common Stock valued at $3,421,046 and $1,471,050 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

(8)
Amount is payable if Mr. Lefkowitz terminates his employment for any reason within six (6) months after a change in control and includes (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 41,925 unvested shares of restricted Common Stock valued at $1,425,450 and $612,944 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

(9)
Amount is payable immediately upon a change in control and includes immediate vesting of 33,540 unvested shares of restricted Common Stock valued at $1,140,360 and $490,355 in related tax gross-up payments.

(10)
Amount is payable immediately upon a change in control and includes immediate vesting of 33,540 unvested shares of restricted Common Stock valued at $1,140,360 and $490,355 in related tax gross-up payments.

(11)
Amount is payable if Mr. Thomas terminates his employment for any reason within six (6) months after a change in control and includes (i) an aggregate cash payment of $2,500,000; (ii) immediate vesting of 20,962 unvested shares of restricted Common Stock valued at $712,708 and $306,464 in related tax gross-up payments; and (iii) the continuation of health insurance coverage through the end of his unexpired employment period valued at approximately $75,000.

Outstanding Equity Awards At Fiscal Year-End

	Stock Awards
Name and Principal Position	Number of Shares or Units of Stock That Have Not Vested(#)		Market Value of Nonvested Shares or Units of Stock That Have Not Vested($)
Mitchell E. Hersh President and Chief Executive Officer	23,017	(1)	782,578	(2)
Barry Lefkowitz Executive Vice President and Chief Financial Officer	9,658	(1)	328,372	(2)
Michael A. Grossman Executive Vice President	7,898	(1)	268,532	(2)
Mark Yeager Executive Vice President	5,514	(1)	187,476	(2)
Roger W. Thomas Executive Vice President, General Counsel and Secretary	7,722	(1)	262,548	(2)

(1)
The shares of restricted Common Stock vested on January 1, 2008.

(2)
Market value based on a stock price of $34.00 per share, the closing price of the Common Stock on the NYSE on December 31, 2007, the last trading day of 2007.

Option Exercises and Stock Vested

	Stock Awards
Name and Principal Position	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Mitchell E. Hersh President and Chief Executive Officer	53,838	2,205,353
Barry Lefkowitz Executive Vice President and Chief Financial Officer	23,668	961,929
Michael A. Grossman Executive Vice President	21,908	873,261
Mark Yeager Executive Vice President	19,524	753,155
Roger W. Thomas Executive Vice President, General Counsel and Secretary	17,389	717,036

(1)
On January 1, 2007, the following shares of restricted Common Stock vested: 23,017, 9,658, 7,898, 5,514 and 7,722 shares for Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas, respectively. The value of such restricted Common Stock is based upon a $50.38 stock price, which was the closing price of the Common Stock on the NYSE on the date of vesting.

  On December 4, 2007, Messrs. Hersh, Lefkowitz, Grossman, Yeager and Thomas were issued 30,821, 14,010, 14,010, 14,010 and 9,667 shares of restricted Common Stock, respectively. Such shares of restricted Common Stock were fully vested as of the grant date. The value of the restricted Common Stock is based upon a $33.93 stock price, which was the closing price of the Common Stock on the NYSE on the grant date.

Pension Benefits

        The Company does not offer qualified or non-qualified defined benefit plans to its executive officers or employees.

Non-Qualified Deferred Compensation

        The Company does not offer non-qualified defined contribution or other deferred compensation plans to its executive officers or employees.

Equity Compensation Plan Information

        The following table summarizes information, as of December 31, 2007, relating to equity compensation plans of the Company (including individual compensation arrangements) pursuant to which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights		Weighted-Average Exercise Price of Outstanding Options and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column(a))
Equity Compensation Plans Approved by Stockholders	668,542	(2)	$29.03	(3)	4,537,574
Equity Compensation Plans Not Approved by Stockholders(1)	44,179.422		N/A		N/A	(4)
Total	712,721.422		N/A		4,537,574

(1)
The only plan included in the table that was adopted without stockholder approval was the Directors' Deferred Compensation Plan, the material features of which are summarized under "Compensation of Directors—Directors' Deferred Compensation Plan."

(2)
Includes 170,811 shares of restricted Common Stock.

(3)
Weighted-average exercise price of outstanding options; excludes restricted Common Stock.

(4)
The Directors' Deferred Compensation Plan does not limit the number of stock units issuable thereunder, but applicable SEC and NYSE rules restricted the aggregate number of stock units issuable thereunder to one percent (1%) of the Company's outstanding shares when the plan commenced on January 1, 1999.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

        PricewaterhouseCoopers LLP served as the Company's independent registered public accountants for the fiscal year ended December 31, 2007, and has been appointed by the Audit Committee to continue as the Company's independent registered public accountants for the fiscal year ending December 31, 2008. In the event that ratification of this appointment of the Company's independent registered public accountants is not approved by the affirmative vote of a majority of votes cast on the matter, then the appointment of the Company's independent registered public accountants will be reconsidered by the Audit Committee. Unless marked to the contrary, proxies received will be voted for ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2008.

        A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement and will be able to respond to appropriate questions.

        Your ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2008 does not preclude the Board of Directors from terminating its engagement of PricewaterhouseCoopers LLP and retaining a new independent registered public accounting firm if it determines that such an action would be in the best interests of the Company. If the Company elects to retain a new independent registered public accounting firm, such independent registered public accountants will be another "Big 4" accounting firm.

        The Company was billed for professional services rendered in 2007 by PricewaterhouseCoopers LLP, the details of which are disclosed below.

Pre-Approval Policies and Procedures

        Pursuant to its charter, the Audit Committee has the sole authority to appoint or replace the Company's independent registered public accountants (subject, if applicable, to stockholder ratification). The Audit Committee is directly responsible for the compensation and oversight of the work of the Company's independent registered public accountants (including resolution of disagreements between management and the Company's independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The Company's independent registered public accountants are engaged by, and report directly to, the Audit Committee.

        The Audit Committee pre-approves all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent registered public accountants, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act and SEC Rule 2-01(c)(7)(i)(C) of Regulation S-X, all of which are approved by the Audit Committee prior to the completion of the audit. In the event pre-approval for such auditing services and permitted non-audit services cannot be obtained as a result of inherent time constraints in the matter for which such services are required, the Chairman of the Audit Committee has been granted the authority to pre-approve such services, provided that the estimated cost of such services on each such occasion does not exceed $75,000, and the Chairman of the Audit Committee reports for ratification such pre-approval to the Audit Committee at its next scheduled meeting. The Audit Committee has complied with the procedures set forth above, and has otherwise complied with the provisions of its charter.

Audit Fees

        The aggregate fees incurred by the Company and its consolidated subsidiaries for fiscal years ended December 31, 2007 and 2006 for professional services rendered by PricewaterhouseCoopers LLP in connection with (i) the audit of the Company's annual financial statements, (ii) the review of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, (iii) consents and comfort letters issued in connection with debt and equity offerings and registration statements and (iv) services provided in connection with statutory and regulatory filings or engagements, including attestation services required by Section 404 of the Sarbanes-Oxley Act of 2002, were $875,500 and $1,065,925, respectively.

Audit-Related Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2007 and 2006 by PricewaterhouseCoopers LLP for assurance and related services in connection with (i) the performance of the audit or review of the Company's financial statements, including 401(k) plan audits, (ii) due diligence assistance and (iii) assistance with compliance with Section 404 of the Sarbanes-Oxley Act of 2002, were $40,609 and $44,000, respectively.

Tax Fees

        The aggregate fees incurred by the Company for fiscal years ended December 31, 2007 and 2006 for professional services rendered by PricewaterhouseCoopers LLP for tax compliance, tax advice and tax planning were $150,000 and $120,000, respectively. These services consisted of reviewing the Company's tax returns.

All Other Fees

        The Company did not incur any other fees for fiscal years ended December 31, 2007 and 2006 for services rendered by PricewaterhouseCoopers LLP.

Vote Required and Board of Directors' Recommendation

        Assuming a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The Company intends to hold its 2009 annual meeting of stockholders on or about May 20, 2009. To be considered for inclusion in the Company's notice of annual meeting and proxy statement for, and for presentation at, the annual meeting of the Company's stockholders to be held in 2009, a stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206, no later than December 19, 2008, and must otherwise comply with applicable rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A under the Exchange Act.

        The Company's bylaws require advance notice of any proposal by a stockholder intended to be presented at an annual meeting that is not included in the Company's notice of annual meeting and proxy statement because it was not timely submitted under the preceding paragraph, or made by or at the direction of any member of the Board of Directors, including any proposal for the nomination for election as a director. To be considered for such presentation at the annual meeting of the Company's stockholders to be held on or about May 20, 2009, any such stockholder proposal must be received by Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, no earlier than January 21, 2009 and no later than February 20, 2009, and discretionary authority may be used if untimely submitted.

        The Company will furnish without charge to each person whose proxy is being solicited, upon the written request of any such person, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007, as filed with the SEC, including the financial statements and schedules thereto. Requests for copies of such Annual Report on Form 10-K should be directed to Roger W. Thomas, Secretary, Mack-Cali Realty Corporation, 343 Thornall Street, Edison, New Jersey 08837-2206.

OTHER MATTERS

        The Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies authorized pursuant to this Proxy Statement will be voted in respect thereof and in accordance with the judgments of the persons voting the proxies.

        It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope or to promptly authorize a proxy to vote your shares by Internet or telephone in accordance with the instructions on the accompanying proxy card.

By Order of the Board of Directors,

Roger W. Thomas Secretary

MACK-CALI REALTY CORPORATION

2008 ANNUAL MEETING OF STOCKHOLDERS

DATE:	May 21, 2008
TIME:	2:00 P.M.
PLACE:	HYATT REGENCY JERSEY CITY ON THE HUDSON
HARBORSIDE FINANCIAL CENTER
2 EXCHANGE PLACE
JERSEY CITY, NEW JERSEY 07302-3901

DETACH HERE

MACK-CALI REALTY CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Mitchell E. Hersh, Barry Lefkowitz, Roger W. Thomas, Michael A. Grossman and Mark Yeager, or any of them, lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Mack-Cali Realty Corporation (the “Company”) to be held at the Hyatt Regency Jersey City on the Hudson, Harborside Financial Center, 2 Exchange Place, Jersey City, New Jersey 07302-3901, on Wednesday, May 21, 2008, at 2:00 p.m., local time, and any adjournment(s) or postponement(s) thereof, with all powers the undersigned would possess if personally present, and to vote the number of shares the undersigned would be entitled to vote if personally present.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for proposal numbers 1 and 2. If any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof this proxy will be voted in the discretion of the proxy holders. Any prior proxies are hereby revoked.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2008

Our Proxy Statement, the Notice of Annual Meeting of Stockholders and Our Annual Report to Stockholders are available at http://www.mack-cali.com/investors/company_filings/

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

[GRAPHIC]

MACK-CALI REALTY CORPORATION

Proxy Voting Instructions

Your vote is important. Authorizing the proxies named herein to cast your vote in one of the three ways described on this instruction card, each of which is permitted by the Maryland General Corporation Law, votes all common shares of Mack-Cali Realty Corporation that you are entitled to vote. We urge you to promptly authorize the proxies named herein to cast your vote by:

[GRAPHIC]	• Vote-by-Internet: Log on to the Internet and go to http://www.investorvote.com/cli

[GRAPHIC]	• Vote-by-Telephone: call toll-free 1-800-652-VOTE (1-800-652-8683).

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

☒        Please mark votes as in this example.

The Board of Directors recommends a vote “FOR” proposal numbers 1 and 2.

	FOR	WITHHELD
1. The Election of Directors:	☐	☐
For, except vote withheld from the following nominee(s):

NOMINEES FOR DIRECTOR:

01. Nathan Gantcher

02. David S. Mack

03. William L. Mack

04. Alan G. Philibosian

		FOR	AGAINST	ABSTAIN
		☐	☐	☐
2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the Annual Meeting. Any prior proxy authorized by the undersigned is hereby revoked. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the related Proxy Statement dated April 18, 2008.

Please sign exactly as your name or names appear on the records of the Company and date. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer give full title.

Signature(s)	Date	Signature(s)	Date

2

QuickLinks

MACK-CALI REALTY CORPORATION 343 Thornall Street Edison, New Jersey 08837-2206
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS May 21, 2008
MACK-CALI REALTY CORPORATION 343 Thornall Street Edison, New Jersey 08837-2206 PROXY STATEMENT
VOTING SECURITIES AND PRINCIPAL HOLDERS
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS AND EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION OF DIRECTORS
2007 Director Compensation
EXECUTIVE COMPENSATION
Summary Compensation Table
Grants of Plan-Based Awards
Potential Payments Upon Termination or Change In Control
Outstanding Equity Awards At Fiscal Year-End
Option Exercises and Stock Vested
Pension Benefits
Non-Qualified Deferred Compensation
Equity Compensation Plan Information
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SUBMISSION OF STOCKHOLDER PROPOSALS
OTHER MATTERS